                                                                  EXHIBIT (c)(2)

[BACKGROUP PICTURE]                                               [QUALITY LOGO]

                                                             PRESENTATION TO THE
                                                            SPECIAL COMMITTEE OF
NOVEMBER 9, 2004                                             QUALITY DINING INC.

CONFIDENTIAL                                                   Fairness Analysis

HOULIHAN LOKEY HOWARD & ZUKIN
FINANCIAL ADVISORS
123 North Wacker Drive, 4th Floor                       245 Park Avenue
Chicago, Illinois 60606-1700                            New York, New York 10167
312-456-4700                                            (212) 497-4100
www.hlhz.com

Chicago   Los Angeles   New York   San Francisco   Washington, D.C.   Minneapolis   Dallas   Atlanta   London

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                      [QUALITY DINING INC. LOGO]

TABLE OF CONTENTS

                                                              Tab
                                                              ---
Overview & Conclusions....................................     1
Industry Overview.........................................     2
Company Overview..........................................     3
Public Market Trading Analysis............................     4
Valuation Analysis........................................     5

Appendices
  Comparable Public Company Information: Tier I...........  A
  Comparable Public Company Information: Tier II..........  B
  Comparable Transactions.................................  C

[BACKGROUND PICTURE]

      OVERVIEW & CONCLUSIONS

Confidential

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

ENGAGEMENT OVERVIEW

      - On June 15, 2004, a group led by Daniel Fitzpatrick (the "Shareholder Group"), the Chief Executive Officer of Quality Dining, Inc. ("Quality Dining" or the "Company") put forth a proposal expressing its interest in acquiring all of the shares of common stock not already owned by the Shareholder Group for $2.75 per share in cash and merging the Company with QDI Merger Corp. ("Merger Corp."). The Shareholder Group currently owns approximately 45% of the Company's issued and outstanding shares of common stock. The Shareholder Group's proposal contemplates a long-form merger in which Quality Dining would survive as a privately held corporation, which would be subject to certain conditions.

      - Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") was retained on July 19, 2004 by the Special Committee of the Board of Directors of Quality Dining (the "Special Committee") to provide certain financial advisory services to the Special Committee and, upon the negotiation of a transaction with the Shareholder Group (or another party) acceptable to the Special Committee, render a fairness opinion to the Special Committee as to the fairness of the consideration to be received by the holders of Common Stock, other than Merger Corp. and its Affiliates (the "Unaffiliated Shareholders").

      - In addition, Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey Capital"), a related entity of Houlihan Lokey, was retained on July 20, 2004 by the Special Committee to provide financial advisory and investment banking services in connection with the possible merger, consolidation, tender or exchange offer, leveraged buyout, acquisition or sale of assets or equity interests of the Company and/or its subsidiaries and affiliates in one or more transactions ("Company Competing Transaction").

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

TRANSACTION TIMELINE

    DATE                                  EVENT
June 15, 2004        On June 15, 2004, the Shareholder Group put forth a
                     proposal expressing its interest in acquiring all of the
                     shares of common stock not already owned by the Shareholder
                     Group for $2.75 per share in cash.

June 16, 2004        The Board of Directors of Quality Dining (the "Board")
                     forms the Special Committee to review the Shareholder
                     Group's proposal, negotiate with the Shareholder Group, and to make a recommendation to the Board regarding the
                     appropriate response to the Shareholder Group's proposal.

July 19, 2004        Houlihan Lokey is retained by the Special Committee to
                     render an opinion with respect to the fairness, from a
                     financial point of view, of the consideration to be
                     received by the Unaffiliated Shareholders in response to
                     the offer made by the Shareholder Group to acquire all of
                     the shares of the Company that it or its subsidiaries do
                     not already control. Subsequently, Houlihan Lokey Capital
                     is retained to provide financial advisory and investment
                     banking services in connection with a Company Competing
                     Transaction.

September 9, 2004    The Special Committee's advisors meet with the Shareholder
                     Group and its advisors and respond to the $2.75 offer price by noting that it had observed premiums that exceeded the
                     19.6% 1-day premium implied by the $2.75 offer price.
                     Specifically, the median premiums ranged from 29.7% to
                     51.6%.

September 24, 2004   The Shareholder Group verbally indicate a willingness to
                     increase the proposal to $3.15 per share.

October 12, 2004     The Shareholder Group and its advisors meet with the
                     Special Committee and its advisors and negotiate a price
                     per share of $3.20, a 16.4% increase over the initial
                     offer. The Special Committee, pending negotiation of an
                     acceptable merger agreement, agree in principle, by a
                     vote of 3 to 1, to recommend the proposal to the Board. The agreement was publicly announced October 13, 2004.

Confidential                                                                   2

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

TRANSACTION OVERVIEW

      - The Shareholder Group currently proposes a merger and the acquisition of the shares of Quality Dining that are not already owned by the Shareholder Group for $3.20 per share. The aforementioned acquisition of the Company through a merger and the terms outlined below are referred to collectively as the "Transaction."

      - In a draft of the Agreement and Plan of Merger ("Merger Agreement") by and between QDI Merger Corp., a corporation formed by the Shareholder Group for the purpose of effecting the Transaction, and Quality Dining, Inc. dated November 3, 2004, the Shareholder Group has proposed the following terms:

            CONSIDERATION:         $3.20 per share in cash.

            AUTHORIZATION:         Affirmative votes of the majority of the
                                   voting power of the common stock. The
                                   Shareholder Group agrees to vote for the Transaction in proportion to the votes of the Unaffiliated Shareholders.

            OTHER OFFERS:          Quality Dining may entertain other bona fide,
                                   superior proposals.

            INDEMNIFICATION:       Directors, officers, and employees are
                                   indemnified for six years and will be covered by Company purchased insurance for the same period.

            BREAKUP FEES:          Quality Dining pays out-of-pocket expenses to
                                   the Merger Corp. if Merger Corp. terminates the Merger Agreement as a result of the Special Committee or Board withdrawing its recommendation of the Transaction or determining a Company Competing Transaction is more favorable to shareholders, or if shareholder approval is not obtained. All other costs and expenses incurred will be paid by the party incurring such expenses.

            FORM OF TRANSACTION:   Long-form merger.

            FINANCING:             Upon execution of the Merger Agreement, the
                                   Company will enter into a $23 million
                                   revolving credit facility and a $35 million term loan to refinance certain debt and repurchase shares. Requires the personal guaranty of Daniel B. Fitzpatrick as well as a negative pledge on all partnership interests related to real estate entities that lease properties to QDIN. The guaranty and negative pledge will be released when the Senior Leverage Ratio (as defined in the credit agreement) is less than 3.25x for two consecutive quarters and the Senior Leverage covenant upon release of the guaranty is no higher than 3.75x.

Confidential                                                                   3

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

OFFER PREMIUM TO MARKET

                                                                     20-DAY AVG.            30-DAY AVG.
                                              STOCK PRICE ON      STOCK PRICE AS OF      STOCK PRICE AS OF
                             OFFER PRICE     JUNE 15, 2004 (1)    JUNE 15, 2004 (1)      JUNE 15, 2004 (1)
                             -----------     -----------------    -----------------      -----------------
June 16, 2004 Offer            $  2.75           $   2.30             $   2.27                $  2.29

September 24, 2004 Offer       $  3.15           $   2.30             $   2.27                $  2.29

October 12, 2004 Offer         $  3.20           $   2.30             $   2.27                $  2.29

IMPLIED PREMIUM OF                                   39.1%                40.7%                  39.8%
OCTOBER 12, 2004 OFFER

Note: The prices above are averages based upon the 20- and 30-day trading days preceding the June 16, 2004 offer as of June 15, 2004.

(1) Trading day prior to the Shareholder Group's Initial Proposal.

Confidential                                                                   4

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

TRANSACTION RATIONALE

      - While the Shareholder Group has not detailed its rationale supporting the Transaction, the following items may be influencing its decision:

            - the Company has moderate growth prospects and public valuations are modest;

            - the Company has no analyst coverage and investor interest in the stock is minimal;

            - the stock has very limited share float due to the concentration of ownership among insider shareholders;

            - low trading volumes and low public market valuations provides limited liquidity to shareholders; and

            - there are annual reporting and disclosure costs associated with being a publicly traded entity that the Company will avoid if privately held.

Confidential                                                                   5

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

DUE DILIGENCE

      - In connection with this engagement, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

            - met with certain members of the Special Committee and its counsel to discuss the Transaction;

            - met with certain members of the senior management of the Company to discuss the Transaction and the operations, financial condition, future prospects, and projected operations and performance of the Company;

            - visited the Company's headquarters located in South Bend, Indiana;

            - reviewed the Company's SEC filings on Form 10-K for the five fiscal years ended October 26, 2003 and quarterly reports on Form 10-Q for the quarter ended August 1, 2004, which the Company's management has identified as being the most current financial statements available;

            - reviewed internally prepared profit and loss statements for the three fiscal years ended October 26, 2003 and the year-to-date periods ended September 28, 2003 and September 26, 2004 for each of Quality Dining's individual segments;

            - reviewed internally prepared profit and loss statements for the three fiscal years ended October 26, 2003 and the year-to-date periods ended September 28, 2003 and September 26, 2004 for each of Quality Dining's individual restaurants;

            - reviewed forecasts and projections prepared by the Company's management with respect to the Company, and its individual segments, for the fiscal years ended October 26, 2004 through 2008;

            - reviewed the Company's Bank Offering Memorandum dated October 19, 2004;

            -     reviewed the Schedule 14-A Proxy Statement dated February 5,
                  2004;

            - reviewed the Schedule 14D-9 Solicitation/Recommendation Statement dated May 22, 2000 in response to an unsolicited hostile tender offer by NBO, LLC;

Confidential                                                                   6

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

DUE DILIGENCE (CONTINUED)

            - reviewed Board of Directors minutes from October 24, 2001 through June 8, 2004;

            - reviewed Bank Meeting presentations dated March 20, 2002, March 25, 2003 and March 16, 2004;

            - reviewed the Bank Package for the four quarters of fiscal 2002 and 2003 and the first and second quarters of fiscal 2004;

            - reviewed the Burger King Corporation ("BKC") and Brinker International, Inc. ("Brinker") Franchise Agreements;

            - reviewed the historical market prices and trading volume for the Company's publicly traded securities;

            - reviewed a draft of the Merger Agreement by and between QDI Merger Corp. and Quality Dining, Inc., dated November 3, 2004;

            - reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

            -     reviewed the bank commitment letter dated October 29, 2004;
                  and

            - identified and contacted additional potential buyers of the Company in order to gauge interest in a Company Competing Transaction.

Confidential                                                                   7

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

MARKET CHECK

      - Identified prospective strategic and financial buyers for the Company excluding any buyers which would have been conflicted by Quality Dining's franchise agreements with BKC for Burger King(R) and by Brinker for Chili's Grill & Bar(R) ("Chili's") respective franchise agreements.

      - Contacted 19 strategic buyers and 40 financial buyers in order to gauge interest in a possible Company Competing Transaction.

      - Received limited interest due to several factors including, but not limited to, concerns about the performance of the Burger King(R) system, concerns about the performance of the Chili's system, and concerns about the low likelihood of structuring a deal with management's support.

      -     No written indications of interest were received.

Confidential                                                                   8

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

LIMITING FACTORS AND OTHER CONSIDERATIONS

      - Houlihan Lokey has relied upon and assumed, without further verification, that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to Houlihan Lokey.

      - Houlihan Lokey has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor has it evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

      - Houlihan Lokey has not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company.

      - With respect to the financial forecasts and projections information furnished to or discussed with Houlihan Lokey by the Company, it has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

      - Houlihan Lokey has also assumed that the Transaction will be consummated in all material respects as described in the Merger Agreement and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us.

Confidential                                                                   9

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

COMPARABLE COMPANY SELECTION

      - Houlihan Lokey reviewed certain financial information of publicly traded comparable companies and established two groups of comparable companies.

      - Houlihan Lokey deemed the selected companies to be reasonably comparable to Quality Dining based on the industry in which Quality Dining operates, its principal competitors and its business risk profile.

      -     Tier I includes:

            -     Main Street Restaurant Group Inc.

            -     Meritage Hospitality Group Inc.

            -     Worldwide Restaurant Concepts, Inc.

      -     Tier II includes:

            -     Applebee's International, Inc.

            -     Brinker International, Inc.

            -     Jack In The Box Inc.

            -     McDonald's Corporation

            -     O'Charley's Inc.

            -     The Steak n Shake Company

            -     Triarc Companies, Inc.

            -     Wendy's International, Inc.

            -     YUM! Brands, Inc.

      - Houlihan Lokey considered Tier I to be more relevant to Quality Dining than Tier II because the Tier I companies are franchisees as opposed to Tier II, which are primarily franchisors.

Confidential                                                                  10

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

VALUATION SUMMARY

      ($Millions, except per share values)

ENTERPRISE VALUE INDICATION FROM OPERATIONS

                                                                                IMPLIED PER SHARE VALUE (1)
                                                                                ---------------------------
                                                   LOW              HIGH         LOW                  HIGH
                                                ---------        ---------      ------               ------
MARKET APPROACH

Market Multiple Methodology                     $ 110.100   --   $ 123.700      $ 2.86               $ 4.00

Comparable Transaction Methodology              $ 111.200   --   $ 123.300      $ 2.96               $ 3.97

INCOME APPROACH

Discounted Cash Flow Methodology                $ 109.000   --   $ 125.100      $ 2.77               $ 4.12

RESULTS SUMMARY

ENTERPRISE VALUE FROM OPERATIONS (ROUNDED)             $ 110.100     --     $  124.000
                                                       ---------            ----------

NONOPERATING ASSETS/LIABILITIES:

   Add: Cash and Cash Equivalents Balance              $   1.917     --     $    1.917
   Add: Proceeds from Options Exercise                     0.180     --          1.560
                                                       ---------            ----------
ENTERPRISE VALUE (ROUNDED)                             $ 112.200     --     $  127.500
                                                       ---------            ----------
   Less: Total Debt                                    $  78.769     --     $   78.769
                                                       ---------            ----------
AGGREGATE VALUE OF CONTROLLING INTEREST (ROUNDED)      $  33.400     --     $   48.700

PER SHARE VALUE (1)                                    $    2.86     --     $     4.03

MULTIPLE IMPLIED BY HLHZ VALUATION CONCLUSION

                                                     LOW          HIGH
                                                     ---          ----
EBITDA                                  LTM          4.5x    -    5.0x
                                        FY05         4.6x    -    5.2x

P/E                                     FY05         9.1x    -   13.3x

Note: This analysis does not capture any incremental value from the Company's current NOLs due to the uncertainty associated with their applicability.

(1) Based on 11,596,781 common shares outstanding and 81,020 common share equivalents for the low value or 496,713 common share equivalents for the high value.

Confidential                                                                  11

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

IMPLIED MULTIPLE ANALYSIS FROM OFFER

      ($Millions, except per share values)

   TRANSACTION SUMMARY
   -------------------
Offer Price per Share                             $   3.20
Shares Outstanding (millions)                       11.662
                                                  --------
Implied Equity Value                              $ 37.318
Plus: Total Debt                                  $ 78.769
Less: Cash                                        $ (1.917)
                                                  --------
Implied Enterprise Value from Operations          $114.170
                                                  ========

IMPLIED MULTIPLE ANALYSIS

                                                                                                               IMPLIED MULTIPLE
                                                                      RANGE                                    AS A PERCENT OF:
                        ENTERPRISE  REPRESENTATIVE    IMPLIED    -----------------                        -------------------------
                          VALUE         LEVEL        MULTIPLE     LOW        HIGH      MEAN     MEDIAN     LOW      MEDIAN     HIGH
                        ---------   --------------   --------    ------     ------    ------    ------    ------    ------    -----
TIER 1

LTM - 9/26/2004
Revenues                $ 114.170      $233.371       0.49 x     0.29 x     1.24 x    0.62 x    0.33 x    166.1%    147.4%    39.5%
EBITDA                  $ 114.170      $ 24.727        4.6 x      5.1 x     13.2 x     7.8 x     5.2 x     90.0%     88.8%    34.9%

NFY - 10/31/2005
Revenues                $ 114.170      $237.846       0.48 x       NA         NA        NA        NA         NA        NA       NA
EBITDA                  $ 114.170      $ 23.806        4.8 x      4.8 x      4.8 x     4.8 x     4.8 x      NMF       NMF      NMF

TIER 2

LTM - 9/26/2004
Revenues                $ 114.170      $233.371       0.49 x     0.62 x     2.38 x    1.38 x    1.31 x     79.2%     37.2%    20.5%
EBITDA                  $ 114.170      $ 24.727        4.6 x      6.5 x     10.1 x     7.9 x     7.5 x     71.6%     61.2%    45.6%

NFY - 10/31/2005
Revenues                $ 114.170      $237.846       0.48 x     0.53 x     2.32 x    1.25 x    1.13 x     90.7%     42.6%    20.7%
EBITDA                  $ 114.170      $ 23.806        4.8 x      5.2 x      9.6 x     7.4 x     7.1 x     92.6%     67.7%    49.9%

COMBINED

LTM - 9/26/2004
Revenues                $ 114.170      $233.371       0.49 x     0.29 x     2.38 x    1.19 x    1.18 x    166.1%     41.4%    20.5%
EBITDA                  $ 114.170      $ 24.727        4.6 x      5.1 x     13.2 x     7.9 x     7.2 x     90.0%     64.2%    34.9%

NFY - 10/31/2005
Revenues                $ 114.170      $237.846       0.48 x     0.53 x     2.32 x    1.25 x    1.13 x     90.7%     42.6%    20.7%
EBITDA                  $ 114.170      $ 23.806        4.8 x      4.8 x      9.6 x     7.1 x     6.8 x    100.4%     70.0%    49.9%

NA - Not Available
NMF - Not Meaningful Figure.

Confidential                                                                  12

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

GOING PRIVATE STUDY ANALYSIS

                                                                               STUDY PREMIUMS
1-DAY PRIOR TO ANNOUNCEMENT (1)                       QUALITY DINING PRICE    1 - DAY PREMIUM     IMPLIED PRICE
-------------------------------                       --------------------    ---------------     -------------
Transactions Completed Since Jan. 1, 2001 (2)                 $ 2.30               29.7%            $   2.98

Transactions $10 - $100 Million in Value (3)                  $ 2.30               31.6%            $   3.03

Offer Price $2.01 - $10.00 (4)                                $ 2.30               41.2%            $   3.25

5-DAYS PRIOR TO ANNOUNCEMENT (1)                      QUALITY DINING PRICE    5 - DAY PREMIUM     IMPLIED PRICE
--------------------------------                      --------------------    ---------------     -------------
Transactions Completed Since Jan. 1, 2001 (2)                 $ 2.29               33.0%            $   3.05

Transactions $10 - $100 Million in Value (3)                  $ 2.29               37.9%            $   3.16

Offer Price $2.01 - $10.00 (4)                                $ 2.29               43.8%            $   3.29

20-DAYS PRIOR TO ANNOUNCEMENT (1)                     QUALITY DINING PRICE    20 - DAY PREMIUM    IMPLIED PRICE
---------------------------------                     --------------------    ----------------    -------------
Transactions Completed Since Jan. 1, 2001 (2)                 $ 2.25               33.5%            $   3.00

Transactions $10 - $100 Million in Value (3)                  $ 2.25               51.5%            $   3.41

Offer Price $2.01 - $10.00 (4)                                $ 2.25               51.6%            $   3.41

Low                                                                                                 $   2.98
High                                                                                                $   3.41

Median                                                                                              $   3.16
Mean                                                                                                $   3.18

(1) Based on the stock price as of June 15, 2004, the trading day prior to offer.

(2) Represents 351 total transactions and 294 transactions with disclosed detail.

(3) Represents 23 transactions with disclosed detail that occurred between January 1, 2003 and December 31, 2003.

(4) Represents 32 transactions with disclosed detail that occurred between January 1, 2003 and December 31, 2003.

Source: Houlihan Lokey Howard & Zukin's Going Private Study (13e-3 Filings), December 2003

Confidential                                                                  13

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      OVERVIEW & CONCLUSIONS

SUMMARY

      ($Millions, except per share values)

IMPLIED VALUATION ANALYSIS (1)

                                                                       EBITDA           IMPLIED MULTIPLE AS A PERCENT OF:
                                                                 MEDIAN MULTIPLES OF    ---------------------------------
                                                   IMPLIED        COMPARABLE GROUP               COMPARABLE GROUP
                    IMPLIED           LTM         LTM EBITDA     -------------------    ---------------------------------
OFFER PRICE     ENTERPRISE VALUE     EBITDA        MULTIPLE      TIER I      TIER II    TIER I                    TIER II
-----------     ----------------     ------       ----------     ------      -------    ------                    -------
  $ 3.20            $ 114.2          $ 24.7         4.6 x         5.2 x       7.5 x      88.8%                     61.2%

VALUATION ANALYSIS

                                             ENTERPRISE VALUE CONCLUSIONS     IMPLIED PER SHARE VALUE (2)
                                             ----------------------------     ---------------------------
Market Multiple Approach                        $ 110.1  --   $ 123.7            $ 2.86   --   $ 4.00
Comparable Transaction Approach                 $ 111.2  --   $ 123.3            $ 2.96   --   $ 3.97
Discounted Cash Flow Approach                   $ 109.0  --   $ 125.1            $ 2.77   --   $ 4.12
Conclusions                                                                      $ 2.86   --   $ 4.03
                                                                                 ======        ======

PREMIUM ANALYSIS

                                       IMPLIED PREMIUMS (3)
                         ----------------------------------------------
                             1-DAY            20-DAY        30-DAY (4)
                         -------------    -------------    ------------
Offer Price: $ 3.20          39.1%            40.7%            39.8%

                                                                                             IMPLIED OFFER PRICES
                                                                            ----------------------------------------------------
                             1-DAY            5-DAY            20-DAY           1-DAY               5-DAY          20-DAY (5)
                         -------------    --------------   --------------   --------------      --------------   ---------------
Premiums Observed (6)    29.7% to 41.2%   33.0% to 43.8%   33.5% to 51.6%   $2.98 to $3.25      $3.05 to $3.29   $3.00 to $ 3.41

                                                                            Median Price: $3.16
                                                                            52-Week High: $3.18

(1) While various multiples were analyzed, the LTM EBITDA is being shown above for summary purposes.

(2) Based on 11,596,781 common shares outstanding and 81,020 common share equivalents for the low value or 497,713 common share equivalents for the high value per the 7/26/04 options and shareholder schedules from the Company.

(3) Represents premiums of the offer price compared to the public traded stock price the respective days prior to the announcement.

(4)   Based on average prices for these time periods.

(5)   Based on the actual share prices for these time periods.

(6) Source: Houlihan Lokey Howard & Zukin's Going Private Study (13e-3 Filings), December 2003

Confidential                                                                  14

[BACKGROUND PICTURE]

      INDUSTRY OVERVIEW

Confidential

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      INDUSTRY OVERVIEW

RESTAURANT INDUSTRY OVERVIEW

      - The U.S. restaurant industry generates approximately $407.8 billion in annual sales (nearly 4.0% of U.S. GDP) and employs almost 7.0% of the U.S. population, making it the second largest employer in the U.S., behind the U.S. government.

      - Per UBS Warburg and Global Insight estimates, this industry has historically grown at an average annual rate of 5.6% since 2000.

      - The industry is comprised of national, regional and local restaurant chains, and thousands of independent operators.

      - National and regional chains often adopt a franchising model that is intended to provide steady and predictable cash flows from franchisees, and high gross margins (approximately 80.0%).

            - Franchisees typically pay initial fees of $35,000 to $45,000 to open a new store and royalties of 4.0 - 6.0% of sales.

      - Restaurants and restaurant chains typically compete on the basis of name recognition and advertising; price, quality, variety and the perceived value of their food offerings; the quality of their customer service; and the convenience and attractiveness of their facilities.

      - Food costs make up approximately 30% of total costs for most restaurant chains.

      -     The restaurant industry can be divided into two segments:

            -     Quick-service restaurants ("QSRs"); and

            -     Full-service restaurants.

Confidential                                                                  16

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      INDUSTRY OVERVIEW

QSR MARKET IS FRAGMENTED AND COMPETITIVE

      - QSRs are characterized by average checks under $5, typically offer meals from a limited menu and can be segmented based on the focus of the restaurants' menu (e.g., hamburgers, pizza, chicken, sandwiches, etc.)

            - While the quick-service segment is driven by large international, national, and regional chains, the top five players account for only 36.4% of the overall QSR market.

            - McDonald's is the market leader with approximately 14.8% of the market.

            - Over the last five years the bakery products segment has been the segment growth leader. This segment, lead by Subway and Krispy Kreme grew 35.3% from 1999 to 2003.

            - Limited pricing power and competition from quick casual restaurants limits EBITDA growth.

MARKET SEGMENTS (US$ BILLION)       1999   2003
-----------------------------       ----   ----
Bakery products                     21.0   28.4
Burgers                             68.2   75.2
Chicken                             12.5     14
Other fast food restaurants          5.0    5.3
Pizza fast food                      2.5    2.6
Ethnic                              12.3   14.2
Ice cream                            2.5    2.4
Convenience store                    5.7    6.6

Source: Euromonitor

Confidential                                                                  17

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      INDUSTRY OVERVIEW

THE HAMBURGER FOCUSED QSR MARKET SEGMENT IS CONCENTRATED AND MATURE

      - Hamburger-focused QSRs have been experiencing stagnant growth in recent times.

            - Three competitors -- McDonald's, Burger King and Wendy's -- account for 75.0% of the market share in the hamburger-focused QSR segment.

            - From 1999 to 2003, the hamburger-focused QSR segment grew just 10.3% according to Euromonitor.

            - Risk factors include dietary changes, litigation over obesity claims, increased food costs, food-borne diseases, and competition from other QSR and quick casual segments.

            - McDonald's spending on advertising leads the industry at approximately 4.1% of total company revenues.

                      HAMBURGER QUICK-SERVICE MARKET SHARE

                                   [PIE CHART]


Mc Donald's        43.0%
Burger King        17.0%
Wendy's            14.0%
Jack in the Bos     5.0%
Sonic Drive-Ins     5.0%
Others             16.0%

                UBS Fast Food Industry Overview December 30, 2003

Confidential                                                                  18

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      INDUSTRY OVERVIEW

THE FULL-SERVICE MARKET SEGMENT IS MORE FRAGMENTED AND HAS BETTER PRICING POWER

      - Full-service restaurants are characterized by their offering of complete meals from a varied menu.

            - The full-service segment includes national, regional and local chains as well as thousands of independent operators.

            - The full-service segment can be subdivided based on average check size and quality of dining experience:

     FULL-SERVICE RESTAURANT SEGMENT               AVERAGE CHECK SIZE
     -------------------------------               ------------------
Buffets and Cafeterias                               $5.00 - $ 8.00
Family Dining and Quick Casual Restaurants           $5.00 - $ 8.00
Casual Dining Restaurants                            $8.00 - $16.00

            - A.G. Edwards estimates that casual chains have the ability to pass on approximately 2-3% price increases versus 1% for QSR.

            - According to the National Restaurant Association there are 878,000 restaurants in the U.S. including limited service restaurants.

Confidential                                                                  19

                                       [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      INDUSTRY OVERVIEW

GROWTH ESTIMATES VARY

      - Modest growth in the restaurant industry is expected as favorable shifts in demographics, increased pricing and increased traffic levels in restaurants are slightly offset by rising commodity costs and wage rates.

      - According to the Freedonia Group, Inc., full-service restaurants are forecasted to grow 5.8% annually over the next five years.

      - QSR sales excluding quick casual are forecasted to grow only 1.7% from 2004 to 2008, with the hamburger segment expected to decline 0.6% over this same time period.

                   PROJECTED GROWTH IN THE RESTAURANT INDUSTRY

                                                       Annual Avg.                        Annual
                            Annual Sales    Average      Check          Weekly            Weekly
Year     Sales (Billions)      Growth        Check       Growth         Traffic       Traffic Growth   Frequency(1)
----     ----------------      ------        -----       ------         -------       --------------   ------------
 2002       $   407.8             NA        $   6.6         NA       1,181,493,095           NA           4.1 X
2003E       $   432.3           6.0%        $   6.7       1.2%       1,236,469,863         4.7%           4.3 X
2004E       $   446.6           3.3%        $   6.8       1.3%       1,260,798,596         2.0%           4.4 X
2005E       $   467.2           4.6%        $   6.9       1.3%       1,302,080,323         3.3%           4.5 X
2006E       $   488.7           4.6%        $   7.0       1.3%       1,344,484,172         3.3%           4.6 X
2007E       $   511.1           4.6%        $   7.1       1.3%       1,388,038,046         3.2%           4.7 X
2008E       $   534.4           4.6%        $   7.2       1.3%       1,432,770,508         3.2%           4.8 X
2009E       $   558.7           4.5%        $   7.3       1.4%       1,478,710,794         3.2%           5.0 X
2010E       $   584.0           4.5%        $   7.4       1.2%       1,525,888,827         3.2%           5.1 X

Source: Prudential Financial Research

NA- Not Available.

(1) The number of meals per week that the average individual eats at restaurants.

Confidential                                                                  20

[BACKGROUND PICTURE]

      COMPANY OVERVIEW

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

SUMMARY

         - Quality Dining is one of the nation's largest franchisee restaurant companies. It was founded in 1981 as a franchisee of two Burger King(R) units and has grown to become one of the largest franchisees in the Burger King(R) system.

         - The Company operates casual dining, upscale and quick-serve establishments categorized as four distinct restaurant concepts: Burger King(R), Chili's, Grady's American Grill(R) ("Grady's"), and Italian Dining.

         - Quality Dining owns the Grady's and the Italian Dining concepts and operates the Burger King(R) and Chili's restaurants as a franchisee of BKC and Brinker, respectively.

         - As of November 9, 2004, Quality Dining operated 182 restaurants, including 124 Burger King(R) restaurants, 39 Chili's restaurants, nine Italian Dining restaurants, five Grady's restaurants, and one Porterhouse Steaks & Seafood restaurant.

         - Quality Dining generates 87.0% of its revenue and 90.8% of its store level EBITDA from its two franchised concepts, Burger King(R) and Chili's. The franchisors provide the Company with concept and marketing support.

                              REVENUE PERCENTAGE BY
                               RESTAURANT CONCEPT

                                   [PIE CHART]

                        Burger King               50.6%
                        Chili's                   36.4%
                        Italian Dining             6.9%
                        Grady's                    6.2%

Note: Revenue includes corporate revenue and eliminations.

                          STORE-LEVEL EBITDA PERCENTAGE
                              BY RESTAURANT CONCEPT

                                   [PIE CHART]

                        Chili's                   52.1%
                        Burger King               38.7%
                        Italian Dining             8.3%
                        Grady's                    0.9%

Note: EBITDA does not include corporate EBITDA and eliminations.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

OPERATING TRENDS

         - As summarized to the right, the Company projects a compound annual revenue growth rate of 1.7% and stable EBITDA margins at approximately 10.0% through 2008.

         - Quality Dining's operating results were influenced by the following factors:

                  - Uncertain economic conditions leading to weak customer traffic;

                  -        Lackluster BKC marketing programs;

                  -        Competitive pricing pressures; and

                  - Sales contraction and subsequent divestiture of certain restaurant locations.

         - Concept-specific trends and operating results will be discussed on the following pages.

               HISTORICAL AND PROJECTED QUALITY DINING REVENUE AND
                                  EBITDA MARGIN

                                   [BAR GRAPH]

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

BURGER KING(R) SYSTEM PERFORMANCE HAS BEEN DOWN

         - BKC competes in the QSR segment of the restaurant industry and has been franchising Burger King(R) restaurants since 1954.

         - Burger King's menu features: Flamebroiled Burgers and Sandwiches, French Fries, Breakfast Entrees, and Desserts.

         - The Burger King(R) system philosophy is characterized by generous portions, competitive prices, and "Have It Your Way"(R) service that allow customers to customize orders.

         - In July, 2002 Diageo agreed to sell BKC to an investment group led by Texas Pacific Group for $2.26 billion, representing an EBIT multiple of approximately 9.8x. In December, 2002, Diageo, PLC announced that it had completed the sale of BKC with a reduced purchase price of $1.5 billion, representing an EBIT multiple of approximately 6.5x, due in part to the highly competitive environment in which Burger King(R) operates.

         - Since 2001, competitor's pricing, unsuccessful new product introductions and ineffective marketing eroded BKC's sales, profitability and brand strength.

                        BKC HISTORICAL SYSTEM PERFORMANCE

                                      1997     1998     1999     2000     2001     2002     2003     2004P
                                     ------   ------   ------   ------   ------   ------   ------   ------
U.S. Sales ($Billions)               $  7.8   $  8.2   $  8.5   $  8.7   $  8.5   $  8.6   $  7.9   $  7.7
% Change                                6.8%     5.1%     3.7%     2.4%    -2.3%     1.2%    -8.1%    -2.5%
Average Unit Volume ($Thousands)      1,052    1,066    1,060    1,049    1,023    1,056      999    1,010
% Change                               -0.2%     1.3%    -0.6%    -1.0%    -2.5%     3.2%    -5.3%     1.0%
U.S. Units                            7,414    7,691    8,020    8,293    8,306    8,146    7,904    7,624
% Change                                7.1%     3.7%     4.3%     3.4%     0.2%    -1.9%    -3.0%    -3.5%

Source: Technomic and UBS Warburg Equity Research Estimates.

         - As a result of Burger King's poor performance, BKC and its franchisees undertook financial restructuring initiatives and are projected to close approximately 10% of the restaurants in their U.S. system by the end of 2005.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]


           COMPANY OVERVIEW

BURGER KING(R) PERFORMANCE DRIVES QUALITY DINING FRANCHISE RESULTS

         - These results are reflected in Quality Dining's Burger King franchise performance:

                     BURGER KING(R) KEY OPERATING STATISTICS

                                               FISCAL YEAR ENDED
                           ---------------------------------------------------------
                               2001           2002           2003         2004 (1)
                           ------------   ------------   ------------   ------------
Sales                      $ 79,485,000   $121,526,120   $112,782,256   $118,351,000
EBITDA                     $ 12,502,000   $ 20,416,388   $ 16,917,338   $ 17,637,000
EBITDA Margin                      15.7%          16.8%          15.0%          14.9%
Average Weekly Sales       $     21,329   $     20,668   $     18,998   $     19,227
Comparable Sales                   -6.6%           0.5%          -8.2%           0.6%
Comparable Customer Count            NA             NA           -4.4%          -5.0%
Total Ending Units                  116            115            118            123

(1) Sales, EBITDA, and Average Weekly Sales are based on the twelve months ended 8/01/04. Comparable Sales, Comparable Customer Count, and Total Ending Units are based on the latest available information as of 11/03/04.

         - Despite maintaining the same number of units, sales, EBITDA, average weekly sales and comparable store sales have declined.

         - Sales are expected to stabilize in the forecasted period between 2004 and 2008 due to Burger King's commitment to launching new products, marketing initiatives and promotional items.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

CHILI'S STEADY PERFORMANCE HAS RECENTLY DETERIORATED

         - Chili's restaurants are full-service, casual dining restaurants featuring quick and friendly table service designed to minimize customer waiting and facilitate table turnover and a full-service bar.

         - Chili's menu features: Hamburgers, Fajitas, Steak, Chicken and Seafood entrees, Barbecued ribs, Appetizers, Salads, and Desserts with emphasis placed on serving substantial portions of quality food at modest prices.

         - Chili's observed a 2.2% year-over-year price increase, a decrease in the number of menu items, and an estimated 4.5% decrease in traffic during 2004.

         - Additionally, Chili's continues to reap incremental revenue from to-go orders, which now represent approximately 10.5% of total sales.

         - These factors are reflected in Quality Dining's Chili's franchise results with stable margins and declining average weekly sales and comparable store sales through most of 2004.

                        CHILI'S KEY OPERATING STATISTICS

                                               FISCAL YEAR ENDED
                           ---------------------------------------------------------
                               2001           2002           2003         2004 (1)
                           ------------   ------------   ------------   ------------
Sales                      $ 69,727,000   $ 75,759,948   $ 80,710,301   $ 85,337,000
EBITDA                     $ 10,888,000   $ 14,091,350   $ 14,366,434   $ 15,174,000
EBITDA Margin                      15.6%          18.6%          17.8%          17.8%
Average Weekly Sales       $     42,650   $     43,868   $     44,518   $     44,002
Comparable Sales                    5.3%           3.5%           2.1%          -2.0%
Comparable Customer Count            NA             NA           -4.4%          -4.5%
Total Ending Units                   33             34             37             39

(1) Sales, EBITDA, and Average Weekly Sales are based on the twelve months ended 8/01/04. Comparable Sales, Comparable Customer Count, and Total Ending Units are based on the latest available information as of 11/03/04.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

GRADY'S

         - Grady's restaurants feature high-quality food in a classic American style, served in a warm and inviting setting.

         - The Grady's menu features: Prime Rib, Steak, Seafood, Salad, Sandwiches, Soup, and Desserts.

         - The Company sold 15 and closed three Grady's restaurants during fiscal 2002 and sold four restaurants in fiscal 2003.

                  - These units did not fit the Company's long-term strategic plan and were not meeting the Company's performance expectations.

                  - The Company plans to continue operating three Grady's locations going forward.

         - On a normalized basis, Grady's financial performance has exhibited negative trends in revenue but is forecasted to remain constant with no growth in 2004 through 2008.

         - Revenues were also impacted by the sale or closing of 18 units in fiscal 2002 and four units in fiscal 2003.

         - The Company continues to pursue various management actions in response to the negative trend in Grady's business, including evaluating strategic business alternatives for both the division as a whole and at each of the restaurant locations.

                        HISTORICAL AND PROJECTED GRADY'S
                           REVENUE AND REVENUE GROWTH

                                  [BAR GRAPH]


Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

ITALIAN DINING

         - The Company's Italian Dining concept is proprietary and provides the Company with flexibility for expansion and development. Quality Dining's Italian Dining concepts operate under the tradenames Papa Vino's Italian Kitchen(R) ("Papa Vino's") and Spageddies Italian Kitchen(R) ("Spageddies").

                  - The Company had been a franchisee of Spageddies since 1994, and became the owner of the concept in October 1995.

                  - The first Spageddies restaurant was opened in 1994 and the first Papa Vino's restaurant was opened in 1996.

         - Papa Vino's and Spageddies each offers a casual dining atmosphere with high-quality food, generous portions and moderate prices, all enjoyed in a setting featuring the ambiance of a traditional Italian trattoria.

         - The restaurant menus features: Pasta, Grilled meats, Pizza, Appetizers, Soup, Salad, Sandwiches, and Desserts.

         - On a normalized basis, Italian Dining's financial performance exhibited positive trends in 2003 revenue but is forecasted to decrease in 2004 and remain constant with no growth through 2008.

         - The Company believes that the sales declines it experienced in its Italian division resulted primarily from competitive intrusion and the Company's inability to effectively market this concept.

                     HISTORICAL AND PROJECTED ITALIAN DINING
                           REVENUE AND REVENUE GROWTH

                                   [BAR GRAPH]

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

OWNERSHIP SUMMARY - AS OF NOVEMBER 9, 2004

                                                                                     MARKET POSITION
                                             MARKET POSITION                        (NUMBER OF SHARES  PERCENTAGE INCLUDING
                                                (NUMBER OF     PERCENT OF TOTAL     INCLUDING CERTAIN      CERTAIN STOCK
HOLDER                                          SHARES)(1)    SHARES OUTSTANDING   STOCK OPTIONS) (2)         OPTIONS
Daniel B. Fitzpatrick                              3,929,073               33.88%           3,929,073                 32.30%
Ezra H. Friedlander                                  497,131                4.29%             505,131                  4.28%
James K. Fitzpatrick                                 347,445                3.00%             369,749                  3.13%
Gerald O. Fitzpatrick                                233,746                2.02%             250,045                  2.12%
John C. Firth                                        174,356                1.50%             200,092                  1.70%
                                             ---------------  ------------------    -----------------   -------------------
     Subtotal "Shareholder Group"                  5,181,751               44.68%           5,373,662                 44.53%
Other Management and Directors                       240,898                2.08%             371,142                  3.15%
                                             ---------------  ------------------    -----------------   -------------------
     Subtotal Management and Directors"            5,422,649               46.76%           5,925,362                 47.67%
Dimensional Fund Advisors, Inc.                      733,546                6.33%             733,546                  6.22%
Fidelity Management & Research Co.                   204,285                1.76%             204,285                  1.73%
Fidelity Investments International                    90,715                0.78%              90,715                  0.77%
Victory Capital Management, Inc.                      82,400                0.71%              82,400                  0.70%
Mellon Bank Asset Management                          40,069                0.35%              40,069                  0.34%
Northern Trust Global Investments                     38,339                0.33%              38,339                  0.32%
Winslow Asset Management, Inc.                        32,500                0.28%              32,500                  0.28%
California Public Employees Retirement Fund           32,000                0.28%              32,000                  0.27%
Other                                              4,920,278               42.43%           4,920,278                 41.70%
                                             ---------------  ------------------    -----------------   -------------------
TOTAL                                             11,596,781              100.00%          12,133,836                100.00%

(1)      Includes 418,108 vested and unvested restricted shares.

(2)      Includes stock options with strike price of $3.20 per share or below.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

HISTORICAL INCOME STATEMENT

    (Unaudited; $Millions)

                                              FISCAL YEAR ENDED OCTOBER, (1)            LTM
                                           -------------------------------------       ENDED
                                              2001         2002          2003      9/26/2004 (1)
                                           ----------   ----------    ----------   -------------
Revenues, Net                              $  226.785   $  259.256    $  233.379   $     235.506

Cost of Sales (Goods Sold)                    165.792      186.087       167.460         167.131
                                           ----------   ----------    ----------   -------------

Gross Profit                                   60.993       73.169        65.920          68.375
                                           ----------   ----------    ----------   -------------

Operating Expenses:
   General & Administrative                    17.464       21.128        18.234          17.295
   Other Operating Expenses                    30.289       37.292        32.329          37.221
                                           ----------   ----------    ----------   -------------

Total Operating Expenses                       47.753       58.420        50.563          54.516
                                           ----------   ----------    ----------   -------------

Operating Income                               13.240       14.748        15.357          13.859

Interest Expense                               10.419        8.429         7.479           6.698

Other Expenses (Income)                         1.303        0.841         0.775           0.620

Nonrecurring Loss (Gain)                        0.310       (1.034)       (0.299)         (0.458)
                                           ----------   ----------    ----------   -------------

Pretax Income (Loss)                            1.209        6.513         7.402           6.999

Income Taxes (Credit)                           1.354        1.074         1.989           2.572
                                           ----------   ----------    ----------   -------------

Net Income (Loss), Continuing Operations       (0.145)       5.439         5.413           4.428

Disontinued Operations Gains (Loss)           (15.385)      (0.355)       (4.541)         (1.522)
                                           ----------   ----------    ----------   -------------

Net Income (Loss)                         ($   15.530)  $    5.084    $    0.872   $       2.906
                                           ==========   ==========    ==========   =============

Depreciation/Amortization                  $   12.200   $   10.862    $   10.405   $       9.289
Capital Expenditures                       $   11.821   $   16.102    $    9.570   $      10.801
Acquisition Capital Expenditures           $    4.212   $    0.000    $    0.000   $       0.000

EBITDA (2)                                 $   25.441   $   25.611    $   25.762   $      23.148
                                           ==========   ==========    ==========   =============
EBIT (2)                                   $   13.240   $   14.748    $   15.357   $      13.859
                                           ==========   ==========    ==========   =============

LTM - Latest Twelve Months.

Note: EBIT and EBITDA do not include recurring other income / (expense).

         (1) Historical Income Statement before FIN 46 adjustments. Fiscal year ends on the last Sunday in October.

         (2) 2001 does not include Gain/Loss on Sale of Fixed Assets in order to be consistent with 2002 - LTM ended 9/26/2004. EBITDA and EBIT include no normalizing adjustments.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

HISTORICAL COMMON SIZE INCOME STATEMENT

      (Unaudited)

                                          FISCAL YEAR ENDED OCTOBER,(1)         LTM
                                          -----------------------------        ENDED
                                           2001       2002       2003      9/26/2004 (1)
                                          ------     ------     ------     -------------
Revenues, Net                              100.0%     100.0%     100.0%          100.0%

Cost of Sales (Goods Sold)                  73.1%      71.8%      71.8%           71.0%
                                          ------     ------     ------     -----------

Gross Profit                                26.9%      28.2%      28.2%           29.0%
                                          ------     ------     ------     -----------

Operating Expenses:
   General & Administrative                  7.7%       8.1%       7.8%            7.3%
   Other Operating Expenses                 13.4%      14.4%      13.9%           15.8%
                                          ------     ------     ------     -----------

Total Operating Expenses                    21.1%      22.5%      21.7%           23.1%
                                          ------     ------     ------     -----------

Operating Income                             5.8%       5.7%       6.6%            5.9%

Interest Expense                             4.6%       3.3%       3.2%            2.8%

Other Expenses (Income)                      0.6%       0.3%       0.3%            0.3%

Nonrecurring Loss (Gain)                     0.1%      -0.4%      -0.1%           -0.2%
                                          ------     ------     ------     -----------

Pretax Income (Loss)                         0.5%       2.5%       3.2%            3.0%

Income Taxes (Credit)                        0.6%       0.4%       0.9%            1.1%

Net Income (Loss), Continuing Operations    -0.1%       2.1%       2.3%            1.9%

Disontinued Operations Gains (Loss)         -6.8%      -0.1%      -1.9%           -0.6%
                                          ------     ------     ------     -----------

Net Income (Loss)                           -6.8%       2.0%       0.4%            1.2%
                                          ======     ======     ======     ===========

Depreciation/Amortization                    5.4%       4.2%       4.5%            3.9%
Capital Expenditures                         5.2%       6.2%       4.1%            4.6%
Acquisition Capital Expenditures             1.9%       0.0%       0.0%            0.0%

EBITDA (2)                                  11.2%       9.9%      11.0%            9.8%
                                          ======     ======     ======     ===========
EBIT (2)                                     5.8%       5.7%       6.6%            5.9%
                                          ======     ======     ======     ===========

LTM - Latest Twelve Months.

Note: EBIT and EBITDA do not include recurring other income / (expense).

         (1) Historical Income Statement before FIN 46 adjustments. Fiscal year ends on the last Sunday in October.

         (2) 2001 does not include Gain/Loss on Sale of Fixed Assets in order to be consistent with 2002 - LTM ended 9/26/2004. EBITDA and EBIT include no normalizing adjustments.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

           COMPANY OVERVIEW

HISTORICAL BALANCE SHEET

      (Unaudited; $Millions)

                                               AS OF OCTOBER, (1)
                                          ------------------------------
ASSETS                                      2001       2002       2003     8/1/2004 (1)
------                                    --------   --------   --------   ------------
Current Assets:
   Cash & Equivalents                     $  2.993   $  1.450   $  1.480   $      1.917
   Accounts Receivable                       1.842      1.615      1.424          1.719
   Inventories                               2.042      1.843      1.670          1.838
   Deferred Income Taxes                     1.579      2.356      2.251          2.706
   Other Current Assets                      1.441      2.429      1.798          0.811
                                          --------   --------   --------   ------------
Total Current Assets                         9.896      9.693      8.622          8.990
                                          --------   --------   --------   ------------

Fixed Assets:
   Land                                   $ 38.755   $ 31.219   $ 28.400   $     21.794
   Buildings and Leasehold Improvements     97.965     94.643     98.017         95.919
   Furniture and Equipment                  66.595     63.718     64.504         62.126
   Capitalized Lease Property                0.000      0.000      0.000          0.000
   Construction in Progress                  1.155      2.060      0.573          0.353
   Less: Accum. Depreciation                89.958     80.381     85.769         81.986
                                          --------   --------   --------   ------------
Net Fixed Assets                           114.513    111.259    105.726         98.206
                                          --------   --------   --------   ------------

Intangible Assets                         $ 32.180   $ 25.309   $ 20.866   $     19.698
Deferred Income Taxes                        8.421      7.644      6.749          5.631
Other Assets                                 2.229      3.036      3.443          3.488
                                          --------   --------   --------   ------------
Total Assets                              $ 167.23   $156.941   $145.407   $    136.014
                                          ========   ========   ========   ============

(1) Balance sheets are based on internal unaudited statements before FIN 46 adjustments and are only available on a quarterly basis. Fiscal year ends on the last Sunday in October.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         COMPANY OVERVIEW

HISTORICAL BALANCE SHEET (CONTINUED)

      (Unaudited; $Millions)

                                                AS OF OCTOBER, (1)
                                           ------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY           2001       2002       2003     8/1/2004 (1)
----------------------------------         --------   --------   --------   ------------
Current Liabilities:
   Accounts Payable                       $  10.735   $  9.884   $  6.181   $      4.756
   Current Maturities                         1.808      1.978      2.200          4.387
   Accrued Liabilities                       16.197     16.197     14.988         17.652
   Other Current Liabilities                  3.849      3.171      3.311          3.377
                                          ---------   --------   --------   ------------
Total Current Liabilities                    32.589     31.230     26.681         30.172
                                          ---------   --------   --------   ------------

Long-Term Debt                            $ 113.194   $ 99.031   $ 89.481   $     74.382
Other Liabilities                             1.080      0.929      1.235          1.598
                                          ---------   --------   --------   ------------
Total Liabilities                           146.862    131.190    117.396        106.152
                                          ---------   --------   --------   ------------

Stockholders' Equity:
   Common Stock                           $   0.026   $  0.026   $  0.026   $      0.026
   Paid-in Capital                          237.002    237.434    238.696        238.696
      Retained Earnings                    (212.470)  (207.387)  (206.514)      (204.745)
   Unearned Compensation                     (0.557)    (0.700)    (0.575)        (0.493)
   Less: Treasury Stock                       3.623      3.623      3.623          3.623
                                          ---------   --------   --------   ------------
Net Stockholders' Equity                     20.377     25.751     28.011         29.861
                                          ---------   --------   --------   ------------
Total Liabilities & Stockholders' Equity  $ 167.239   $156.941   $145.407   $    136.014
                                          =========   ========   ========   ============

(1) Balance sheets are based on internal unaudited statements before FIN 46 adjustments and are only available on a quarterly basis. Fiscal year ends on the last Sunday in October.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

           COMPANY OVERVIEW

COMPARATIVE FINANCIAL ANALYSIS
      ($Millions)

                                                  AS OF OCTOBER, (1)
                                           -------------------------------      LTM
                                              2001       2002       2003     9/26/2004
                                           ---------   --------   --------   ---------
SIZE
   Adjusted Revenues                        $226.785   $259.256   $233.379   $ 233.371
   Adjusted EBIT                            $ 13.240   $ 14.748   $ 15.357   $  15.339
   Adjusted EBITDA                          $ 25.441   $ 25.611   $ 25.762   $  24.727
   Adjusted Net Income                      $  1.693   $  3.792   $  4.727   $   5.185
   Adjusted Cash Flow                       $ 13.893   $ 14.654   $ 15.132   $  14.474

   Reported Total Assets                    $167.239   $156.941   $145.407   $ 136.014
   Reported Net Worth (Common, Tangible)   ($ 11.802)  $  0.442   $  7.145   $  10.163
   Total Interest-Bearing Debt              $115.001   $101.009   $ 91.681   $  78.769

PROFITABILITY RATIOS
   Gross Profit Margin                          26.9%      28.2%      28.2%       29.3%

         Three-Year Average                                           27.8%

   Adjusted EBIT Margin                          5.8%       5.7%       6.6%        6.6%

         Three-Year Average                                            6.0%

   Adjusted EBITDA Margin                       11.2%       9.9%      11.0%       10.6%

         Three-Year Average                                           10.7%

   Adjusted Net Income Margin                    0.7%       1.5%       2.0%        2.2%

         Three-Year Average                                            1.4%

   Adjusted Tax Rate                            97.3%      12.1%      26.3%       36.5%

      Three-Year Average                                              45.2%

   EBIT Return on Assets                         7.7%       9.1%      10.2%       10.9%

         Three-Year Average                                            9.0%

   EBITDA Return on Assets                      14.7%      15.8%      17.0%       17.6%

         Three-Year Average                                           15.8%

Note: EBIT and EBITDA do not include recurring other income / (expense).

(1) Balance sheets are based on internal unaudited statements before FIN 46 adjustments. Fiscal year ends on the last Sunday in October.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

           COMPANY OVERVIEW

COMPARATIVE FINANCIAL ANALYSIS


                                                       AS OF OCTOBER, (1)
                                                -------------------------------      LTM
                                                   2001       2002       2003     9/26/2004
                                                ---------   --------   --------   ---------
GROWTH STATISTICS
Annual Revenue Growth                                  NA       14.3%     -10.0%        0.0%

      Revenue Two-Year CAGR                                                 1.4%

Annual Adjusted EBIT Growth                            NA       11.4%       4.1%       -0.1%

      EBIT Two-Year CAGR                                                    7.7%

Annual Adjusted EBITDA Growth                          NA        0.7%       0.6%       -4.0%

      EBITDA Two-Year CAGR                                                  0.6%

Annual Adjusted Net Income Growth                      NA      124.0%      24.7%        9.7%

      Net Income Two-Year CAGR                                             67.1%

DEPRECIATION & CAPITAL SPENDING MEASURES
   Depreciation To Capital Expenditures             103.2%      67.5%     108.7%       86.0%
      Three-Year Average                                                   93.1%

   Capital Expenditures To Revenue                    5.2%       6.2%       4.1%        4.6%
      Three-Year Average                                                    5.2%

LIQUIDITY RATIOS
   Quick Ratio                                        0.1        0.1        0.1         0.1
   Current Ratio                                      0.3        0.3        0.3         0.3

FINANCIAL LEVERAGE RATIOS
   Total Interest-Bearing Debt To EBITDA              4.5        3.9        3.6         3.2
   Interest Coverage                                  2.4        3.0        3.4         3.7
   Interest Expense to Interest-Bearing Debt           NA        7.8%       7.8%        7.9%

ACTIVITY RATIOS
   Inventory Turnover                                77.4       95.8       95.3        91.3
   Asset Turnover                                      NA        1.6        1.5         1.6
   Average A/R Collection Period (In Days)            3.3        2.4        2.4         2.7
   Average A/P Payable Period (In Days)              24.4       20.2       17.5        11.3

LTM - Latest Twelve Months.

NA - Not Available.

(1) Balance sheets are based on internal unaudited statements before FIN 46 adjustments. Fiscal year ends on the last Sunday in October.

Confidential

[BACKGROUND PICTURE]

                         PUBLIC MARKET TRADING ANALYSIS

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

SUMMARY OF RECENT TRADING ACTIVITY AND STOCK PRICE

         - The following table highlights the recent trading activity for Quality Dining's shares.

                         STOCK PRICE TRADING ACTIVITY(1)
                      (NOVEMBER 3, 2003 - NOVEMBER 3, 2004)

52-Week High (September 16, 2004)                                        $ 3.18

52-Week Low (April 12, 2004)                                             $ 2.19

Stock Price (November 3, 2004)                                           $ 3.07

Unaffected Stock Price (June 15, 2004)                                   $ 2.30

Offer Price (October 12, 2004)                                           $ 3.20

         - Due to the following factors, the public market price for Quality Dining may not reflect fair market value:

                  -        no analyst coverage;

                  -        moderate growth prospects;

                  -        significant insider ownership; and

                  -        low trading volume.

--------------------
(1) All prices are closing prices as of the date specified.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

ASSESSMENT OF QUALITY DINING'S STOCK PRICE AND TRADING VOLUME

- As part of its analysis, Houlihan Lokey analyzed the float and trading volume of the Company's common stock.

- Since the announcement of the Shareholder Group's Transaction with Quality Dining on June 15, 2004, the Company has experienced an increase in trading volume and price due to speculative trading as a result of the Transaction.

- To account for the potentially temporary increase in trading price and volume, we analyzed the average daily trading volume for the 30 days ending June 15, 2004. Houlihan Lokey concluded that the Company's float trades with volume similar to Tier I and less than Tier II comparable public companies.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

TRADING STATISTICS

    ($Millions, except per share values)

                                                                  TIER 1
                                                ------------------------------------------
                                                MAIN STREET     MERITAGE      WORLDWIDE
                                                RESTAURANT    HOSPITALITY     RESTAURANT                           QUALITY DINING
                                                 GROUP INC.    GROUP INC.   CONCEPTS, INC.    MEDIAN      MEAN          INC.
                                                -----------   -----------   --------------   --------   --------   --------------
Ticker Symbol                                          MAIN           MHG               SZ                                   QDIN
Exchange                                             NASDAQ          AMEX             NYSE                                 NASDAQ

Analyst Coverage                                          0             0                1          0          0                0

Fully Diluted Shares                                 14.767         5.621           28.565     14.767     16.317           11.646

Closing Price as of Valuation Date              $      1.47   $      5.00       $     3.12   $   3.12   $   3.20   $         3.07

Market Value of Equity (MVE)                    $      21.7   $      28.1       $     89.1   $   28.1   $   46.3   $         35.8

Public Float                                         11.100         3.600           23.100     11.100     12.600            6.600
Percent of Total Shares Outstanding                    75.2%         64.1%            80.9%      75.2%      73.4%            56.7%

Institutional Holdings                                1.840         0.021            6.490      1.840      2.784            1.450
Percent of Total Shares Outstanding                    12.5%          0.4%            22.7%      12.5%      11.8%            12.5%
Percent of Total Public Float                          16.6%          0.6%            28.1%      16.6%      15.1%            22.0%
Number of Institutional Holders                          11             2               21         11         11               21

Average Trading Volume (1)                            0.019         0.002            0.045      0.019      0.022            0.017
Percent of Total Shares Outstanding                     0.1%          0.0%             0.2%       0.1%       0.1%             0.1%
Percent of Total Public Float                           0.2%          0.1%             0.2%       0.2%       0.1%             0.3%

Short Interest                                        0.001         0.000            0.001      0.001      0.001            0.000
Short Interest Ratio (2)                               0.03            NA             0.02       0.02       0.03               NA
Percent of Total Shares Outstanding                     0.0%          0.0%             0.0%       0.0%       0.0%             0.0%
Percent of Total Public Float                           0.0%          0.0%             0.0%       0.0%       0.0%             0.0%

Note: Based on 11,596,781 common shares outstanding and 49,000 common share equivalents per the 10Q for the quarter ended 8/01/04.

(1)   Average weekly trading volume calculation is based on last six months.

(2)   Short interest ratio as of October 8, 2004.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

TRADING STATISTICS (CONTINUED)

    ($Millions, except per share values)

                                                                              TIER II
                                      ----------------------------------------------------------------------------------------
                                        APPLEBEE'S         BRINKER                                                 THE STEAK N
                                      INTERNATIONAL,   INTERNATIONAL,   JACK IN THE   MCDONALD'S    O' CHARLEYS,      SHAKE
                                           INC.             INC.          BOX, INC.   CORPORATION        INC.        COMPANY
                                      --------------   --------------   -----------   -----------   ------------   -----------
Ticker Symbol                                   APPB              EAT           JBX           MCD           CHUX           SNS
Exchange                                      NASDAQ             NYSE          NYSE          NYSE         NASDAQ          NYSE

Analyst Coverage                                  24               25            10            25             10             5

Fully Diluted Shares                          83.068           91.701        37.775     1,268.244         21.734        27.798

Closing Price as of Valuation Date    $        24.18   $        32.83   $     33.22   $     29.31   $      16.85   $     16.92

Market Value of Equity (MVE)          $      2,008.6   $      3,010.6   $   1,254.9   $  37,172.2   $      366.2   $     470.3

Public Float                                  77.600           89.700        35.400     1,250.000         20.600        23.100
Percent of Total Shares Outstanding             93.4%            97.8%         93.7%         98.6%          94.8%         83.1%

Institutional Holdings                        69.450           88.050        35.780       937.910         20.240        17.770
Percent of Total Shares Outstanding             83.6%            96.0%         94.7%         74.0%          93.1%         63.9%
Percent of Total Public Float                   89.5%            98.2%        101.1%         75.0%          98.3%         76.9%
Number of Institutional Holders                  339              406           234         1,694            167           155

Average Trading Volume (1)                     0.753            1.080         0.266         3.992          0.147         0.092
Percent of Total Shares Outstanding              0.9%             1.2%          0.7%          0.3%           0.7%          0.3%
Percent of Total Public Float                    1.0%             1.2%          0.8%          0.3%           0.7%          0.4%

Short Interest                                 1.800            1.640         1.390         6.300          1.290         0.594
Short Interest Ratio (2)                        3.31             2.29          6.24          1.58          10.96          6.00
Percent of Total Shares Outstanding              2.2%             1.8%          3.7%          0.5%           5.9%          2.1%
Percent of Total Public Float                    2.3%             1.8%          3.9%          0.5%           6.3%          2.6%

                                                       TIER II
                                      -----------------------------------------
                                        TRIARC        WENDY'S
                                      COMPANIES,   INTERNATIONAL   YUM! BRANDS,                         QUALITY DINING
                                          INC.          INC.           INC.        MEDIAN      MEAN          INC.
                                      ----------   -------------   ------------   --------   --------   --------------
Ticker Symbol                                TRY             WEN            YUM                                   QDIN
Exchange                                    NYSE            NYSE           NYSE                                 NASDAQ

Analyst Coverage                               2              20             20         20         16                0

Fully Diluted Shares                      67.687         115.529        306.931     83.068    224.496           11.646

Closing Price as of Valuation Date    $    11.44   $       34.51   $      44.24   $  29.31   $  27.06   $         3.07

Market Value of Equity (MVE)          $    774.3   $     3,986.9   $   13,578.6   $2,008.6   $6,958.1   $         35.8

Public Float                              51.900         105.700        285.200     77.600    215.467            6.600
Percent of Total Shares Outstanding         76.7%           91.5%          92.9%      93.4%      91.4%            56.7%

Institutional Holdings                    14.190          88.590        233.750     69.450    167.303            1.450
Percent of Total Shares Outstanding         21.0%           76.7%          76.2%      76.7%      75.5%            12.5%
Percent of Total Public Float               27.3%           83.8%          82.0%      83.8%      81.3%            22.0%
Number of Institutional Holders               82             628            871        339        508               21

Average Trading Volume (1)                 0.063           1.207          1.060      0.753      0.962            0.017
Percent of Total Shares Outstanding          0.1%            1.0%           0.3%       0.7%       0.6%             0.1%
Percent of Total Public Float                0.1%            1.1%           0.4%       0.7%       0.7%             0.3%

Short Interest                             3.200           2.400          3.890      1.800      2.500            0.000
Short Interest Ratio (2)                   31.37            2.03           3.84       3.84       7.51               NA
Percent of Total Shares Outstanding          4.7%            2.1%           1.3%       2.1%       2.7%             0.0%
Percent of Total Public Float                6.2%            2.3%           1.4%       2.3%       3.0%             0.0%

Note: Based on 11,596,781 common shares outstanding and 49,000 common share equivalents per the 10Q for the quarter ended 8/01/04.

(1)      Average weekly trading volume calculation is based on last six months.

(2)      Short interest ratio as of October 8, 2004.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

QUALITY DINING STOCK PRICE COMPARISON

         - The graph below demonstrates that over the course of a year, the Tier 2 comparable companies outperformed both Quality Dining and the Tier 1 comparable companies.

                                  [LINE GRAPH]


Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

QUALITY DINING PRICE / VOLUME GRAPH

                                  [LINE GRAPH]

         -        See next page for a listing of key events.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

SIGNIFICANT EVENTS

   DATE                PRESS RELEASE
A  November 4, 1999    Quality Dining announces that the United States District Court for the Northern District of Indiana has
                       dismissed the class action lawsuit filed against the Company.

B  January 13, 2000    NBO, LLC ("NBO") filed a preliminary proxy statement with the Securities Exchange Commission announcing a desire to seat new Board Members. NBO also asks shareholders to vote for its proposal that the restaurant owner redeem its poison pill shareholder rights plan.

C  February 22, 2000   The Board of Directors of Quality Dining receives a letter from NBO offering to acquire Quality Dining for
                       $ 5.00 per share in cash.

D  March 13, 2000      Quality Dining's Board of Directors rejects the February 2000 NBO proposal to acquire the Company for $5.00 per share in cash.

E  May 9, 2000         NBO commences a tender offer for all outstanding shares at a price of $5.00 through its wholly owned subsidiary QDI Acquisition LLC.

F  August 2000         Quality Dining reaches an agreement in principle with NBO for the purchase of all of NBO's shares of the
                       Company.

G  November 5, 2000    Quality Dining announces that it has failed to reach a definitive agreement with NBO to acquire 1,200,000 shares held by NBO. Negotiations terminated.

H  February 2001       Quality Dining reaches agreement with NBO to purchase of all of NBO's shares of the Company.

I  May 16, 2001        Quality Dining announces that agreement with NBO has been terminated because all closing conditions could not be satisfied.

J  October 17, 2001    Quality Dining announces that it has finalized the previously announced agreement with Stuart Ray and his affiliates to take over operation of 42 Burger King restaurants in the Grand Rapids, MI metropolitan area.

K  December 28, 2001   Quality Dining announces that it has entered into an agreement to sell nine of its 34 Grady's American
                       Grill restaurants for $10.4 million. The sale is expected to close during the second quarter of fiscal 2002.

L  May 17, 2002        Quality Dining announces that it has closed on the sale of nine Grady's American Grill restaurants for
                       $10.45MM to Darden Restaurants. The restaurants are located in Florida and Georgia.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

         PUBLIC MARKET TRADING ANALYSIS

SIGNIFICANT EVENTS (CONTINUED)

   DATE                PRESS RELEASE
M  March 20, 2003      Quality Dining announces that it has resolved the sole remaining lawsuit related to the bagel businesses, which it divested in 1997. Under the terms of the settlement, Quality Dining receives a cash payment of
                       $3.75 million from a former franchisee of its bagel business, BFBC, Ltd., and the pending lawsuit is dismissed.

N  June 27, 2003       Quality Dining announces that Daniel Fitzpatrick, the Chief Executive Officer, purchased 1,148,014 shares of the Company's stock from NBO for approximately $3.55 per share of total consideration comprised $3.20 per share and a $ 400,000 cash payment. These shares represented all of the shares of the Company's stock owned by NBO.

O  April 2004          Quality Dining sells six Grady's restaurants for $6.3 million.

P  June 15, 2004       Quality Dining announces that the Shareholder Group has presented the Board of Directors of the Company with a proposal to purchase all outstanding shares of common stock owned by the Unaffiliated Shareholders for $2.75 per share in cash.

Q  June 17, 2004       J.P. Morgan Chase & Co. arranges $50 million in financing, including a $20 million revolving credit facility and a $30 million term loan maturing in November 2009, for the Shareholder Group buyout of Quality Dining.

R  July 9, 2004        Quality Dining announces its intent to defend against a stockholder class action lawsuit that alleges that individual defendants breached their fiduciary duty by advancing their individual interests at the expense of the Unaffiliated Stockholders in connection with the proposal recently made by the Shareholder Group.

S  September 23, 2004  Quality Dining announces that it has closed one of its Grady's American Grill restaurants. The Company estimates it will incur a facility closing expense in the fourth quarter of fiscal 2004 of approximately
                       $1,000,000 to $1,200,000, which will be recorded as a component of discontinued operations.

T  October 13, 2004    Quality Dining Inc. announced that the Special Committee voted in principle to recommend that the Board approve the Transaction. The Shareholder Group will pay $3.20 per share in cash for all outstanding shares.
                       The Special Committee voted 3-to-1 in favor of the proposal.

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      PUBLIC MARKET TRADING ANALYSIS

GOING PRIVATE STUDY ANALYSIS

                                                                      STUDY PREMIUMS
1-DAY PRIOR TO ANNOUNCEMENT (1)                QUALITY DINING PRICE   1 - DAY PREMIUM     IMPLIED PRICE
-------------------------------                --------------------   ---------------     -------------
Transactions Completed Since Jan. 1, 2001 (2)        $2.30                  29.7%              $2.98

Transactions $10-$100 Million in Value (3)           $2.30                  31.6%              $3.03

Offer Price $2.01-$10.00 (4)                         $2.30                  41.2%              $3.25

5-DAYS PRIOR TO ANNOUNCEMENT (1)               QUALITY DINING PRICE   5 - DAY PREMIUM     IMPLIED PRICE
--------------------------------               --------------------   ---------------     -------------
Transactions Completed Since Jan. 1, 2001 (2)        $2.29                  33.0%              $3.05

Transactions $10 - $100 Million in Value (3)         $2.29                  37.9%              $3.16

Offer Price $2.01 - $10.00 (4)                       $2.29                  43.8%              $3.29

20-DAYS PRIOR TO ANNOUNCEMENT (1)              QUALITY DINING PRICE   20 - DAY PREMIUM    IMPLIED PRICE
---------------------------------              --------------------   ----------------    -------------
Transactions Completed Since Jan. 1, 2001 (2)        $2.25                  33.5%              $3.00

Transactions $10 - $100 Million in Value (3)         $2.25                  51.5%              $3.41

Offer Price $2.01 - $10.00 (4)                       $2.25                  51.6%              $3.41

Low                                                                                            $2.98
High                                                                                           $3.41

Median                                                                                         $3.16
Mean                                                                                           $3.18

(1) Based on the stock price as of June 15, 2004, the trading day prior to offer.

(2) Represents 351 total transactions and 294 transactions with disclosed detail.

(3) Represents 23 transactions with disclosed detail that occurred between January 1, 2003 and December 31, 2003.

(4) Represents 32 transactions with disclosed detail that occurred between January 1, 2003 and December 31, 2003.

Source: Houlihan Lokey Howard & Zukin's Going Private Study (13e-3 Filings), December 2003

Confidential                                                                  45

[PICTURE]

VALUATION ANALYSIS

Confidential

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

VALUATION SUMMARY

      ($Millions, except per share values)

            ENTERPRISE VALUE INDICATION FROM OPERATIONS

                                                                         IMPLIED PER SHARE VALUE (1)
                                                                         ---------------------------
                                              LOW               HIGH        LOW              HIGH
                                              ---               ----        ---              ----
MARKET APPROACH
Market Multiple Methodology                 $110.100    --    $123.700     $2.86            $4.00

Comparable Transaction Methodology          $111.200    --    $123.300     $2.96            $3.97

INCOME APPROACH
Discounted Cash Flow Methodology            $109.000    --    $125.100     $2.77            $4.12

RESULTS SUMMARY

ENTERPRISE VALUE FROM OPERATIONS (ROUNDED)  $110.100    --    $124.000
NONOPERATING ASSETS/LIABILITIES:
  Add: Cash and Cash Equivalents Balance    $  1.917    --    $  1.917
  Add: Proceeds from Options Exercise          0.180    --       1.560
                                            --------          --------

ENTERPRISE VALUE (ROUNDED)                  $112.200    --    $127.500
                                            --------          --------

  Less: Total Debt                          $ 78.769    --    $ 78.769
                                            --------          --------
AGGREGATE VALUE OF CONTROLLING INTEREST
  (ROUNDED)                                 $ 33.400    --    $ 48.700

PER SHARE VALUE (1)                         $   2.86    --    $   4.03

MULTIPLE IMPLIED BY HLHZ VALUATION CONCLUSION

                                               LOW               HIGH
                                               ---               ----
EBITDA                           LTM           4.5x       -      5.0x
                                 FY05          4.6x       -      5.2x

P/E                              FY05          9.1x       -     13.3x

Note: This analysis does not capture any incremental value from the Company's current NOLs due to the uncertainty associated with their applicability.

(1) Based on 11,596,781 common shares outstanding and 81,020 common share equivalents for the low value and 496,713 share equivalents for the high value.

Confidential                                                                  47

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

MARKET MULTIPLE METHODOLOGY

      ($Millions)

                                                               REPRESENTATIVE      SELECTED            INDICATED
                                                                   LEVEL        MULTIPLE RANGE   ENTERPRISE VALUE RANGE
                                                               --------------  ----------------  ----------------------
LTM - 9/26/2004

Revenues                                                          $233.371     0.45 x -- 0.50 x  $105.020  --  $116.690
EBITDA                                                            $ 24.727     4.50 x -- 5.00 x  $111.270  --  $123.640

NFY - 10/31/2005

Revenues                                                          $237.846     0.45 x -- 0.50 x  $107.030  --  $118.920
EBITDA                                                            $ 23.806     4.25 x -- 4.75 x  $101.180  --  $113.080

Median                                                                                           $106.025  --  $117.805
Mean                                                                                             $106.125  --  $118.083

SELECTED ENTERPRISE VALUE RANGE, ON A MINORITY INTEREST
  BASIS (ROUNDED)                                                                                $106.000  --  $117.800
   Less: Total Interest-Bearing Debt                                                               78.769  --    78.769
   Less: Preferred Stock                                                                            0.000  --     0.000
                                                                                                 --------       -------
AGGREGATE VALUE OF MINORITY INTEREST, AS IF MARKETABLE                                           $ 27.231  --   $39.031
   Add: Control Premium @ 15.0%                                                                     4.085  --     5.855
                                                                                                 --------       -------
VALUE OF TOTAL EQUITY, ON A CONTROLLING INTEREST BASIS                                           $ 31.316  --   $44.886
   Add: Total Interest-Bearing Debt                                                                78.769  --    78.769
   Add: Preferred Stock                                                                             0.000  --     0.000
                                                                                                 --------       -------
ENTERPRISE VALUE RANGE, ON A CONTROLLING INTEREST BASIS                                          $110.100  --  $123.700

LTM - Latest Twelve Months.

NFY - Next Fiscal Year.

Confidential                                                                  48

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

TIER I PUBLIC COMPANY MARKET INFORMATION

      ($Millions)

                                         CURRENT
                                       STOCK PRICE    FULLY DILUTED    MARKET
                                     PER SHARE AS OF      SHARES       VALUE    ENTERPRISE
                                        11/3/2004      OUTSTANDING   OF EQUITY     VALUE
                                     ---------------  -------------  ---------  ----------
TIER 1

Main Street Restaurant Group Inc.         $1.47           14.767       $21.7       $ 65.8

Meritage Hospitality Group Inc.           $5.00            5.621       $28.1       $ 65.3

Worldwide Restaurant Concepts, Inc.       $3.12           28.565       $89.1       $109.8

Low
High
Median
Mean

COMBINED

Low
High

Median
Mean

Quality Dining Inc. (1) (2) (3)


                                     PRICE / EARNINGS     EV / EBITDA      EV / REVENUE
                                     ----------------  ----------------  ----------------
                                       LTM      NFY      LTM      NFY      LTM      NFY
                                     -------  -------  -------  -------  -------  -------
TIER 1

Main Street Restaurant Group Inc.      NMF       NA      5.2 x     NA     0.30 x     NA

Meritage Hospitality Group Inc.        NMF       NA     13.3 x     NA     1.24 x     NA

Worldwide Restaurant Concepts, Inc.   48.6 x   15.6 x    4.9 x    4.5 x   0.31 x     NA

Low                                    NMF     15.6 x    4.9 x    4.5 x   0.30 x     NA
High                                   NMF     15.6 x   13.3 x    4.5 x   1.24 x     NA

Median                                 NMF     15.6 x    5.2 x    4.5 x   0.31 x     NA
Mean                                   NMF     15.6 x    7.8 x    4.5 x   0.62 x     NA

COMBINED

Low                                   12.2 x    6.2 x    4.9 x    4.5 x   0.30 x   0.57 x
High                                  19.1 x   15.6 x   13.3 x    9.6 x   2.50 x   2.43 x

Median                                14.8 x    9.2 x    7.5 x    6.9 x   1.18 x   1.13 x
Mean                                  15.3 x   10.4 x    8.0 x    7.1 x   1.22 x   1.26 x

Quality Dining Inc. (1) (2) (3)        6.9 x    9.7 x    4.6 x    4.7 x   0.48 x   0.47 x

Footnotes:
* Excluded from the Range.

Source: Compustat.

NA - Not Available.

NMF - Not Meaningful Figure.

LTM - Latest Twelve Months.

EV - Enterprise Value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

(1)   Based on the publicly traded price.

(2)   The LTM numbers for Quality Dining are based on public filings.

(3) The NFY projections for Quality Dining are based on forecasts provided by the Company.

Confidential                                                                  49

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

TIER II PUBLIC COMPANY MARKET INFORMATION

      ($Millions)

                                         CURRENT
                                       STOCK PRICE    FULLY DILUTED    MARKET
                                     PER SHARE AS OF      SHARES       VALUE     ENTERPRISE
                                        11/3/2004      OUTSTANDING   OF EQUITY      VALUE
                                     ---------------  -------------  ---------   ----------
TIER 2

Applebee's International, Inc.           $24.18            83.068    $ 2,008.58  $ 2,054.60

Brinker International, Inc.              $32.83            91.701    $ 3,010.56  $ 3,441.19

Jack In The Box, Inc.                    $33.22            37.775    $ 1,254.88  $ 1,474.53

McDonald's Corporation                   $29.31         1,268.244    $37,172.23  $45,385.63

O' Charleys, Inc.                        $16.85            21.734    $   366.22  $   552.27

The Steak n Shake Company                $16.92            27.798    $   470.35  $   597.06

Triarc Companies, Inc.                   $11.44            67.687    $   774.34  $   576.77

Wendy's International, Inc.              $34.51           115.529    $ 3,986.91  $ 4,545.43

YUM! Brands, Inc.                        $44.24           306.931    $13,578.63  $15,204.63

Low
High

Median
Mean

COMBINED

Low
High

Median
Mean

Quality Dining Inc. (1) (2) (3)


                                     PRICE / EARNINGS     EV / EBITDA      EV / REVENUE
                                     ----------------  ----------------  ----------------
                                       LTM      NFY      LTM      NFY      LTM      NFY
                                     -------  -------  -------  -------  -------  -------
TIER 2

Applebee's International, Inc.        15.9 x   13.0 x    9.7 x    8.0 x   1.89 x   1.64 x

Brinker International, Inc.           14.9 x    8.1 x    6.9 x    6.7 x   0.93 x   0.87 x

Jack In The Box, Inc.                 14.1 x    8.4 x    6.7 x    6.2 x   0.66 x   0.65 x

McDonald's Corporation                16.7 x   11.6 x    9.5 x    9.4 x   2.50 x   2.43 x

O' Charleys, Inc.                     12.2 x    6.2 x    7.5 x    5.6 x   0.66 x   0.57 x

The Steak n Shake Company             14.7 x    9.2 x    7.8 x    7.2 x   1.12 x   1.01 x

Triarc Companies, Inc.                 NMF     60.2 x   19.8 x   21.7 x   1.95 x     NA

Wendy's International, Inc.           14.6 x    9.2 x    7.3 x    6.9 x   1.33 x   1.25 x

YUM! Brands, Inc.                     19.1 x   11.8 x    9.6 x    9.6 x   1.71 x   1.69 x

Low                                   12.2 x    6.2 x    6.7 x    5.6 x   0.66 x   0.57 x
High                                  19.1 x   13.0 x    9.7 x    9.6 x   2.50 x   2.43 x

Median                                14.8 x    9.2 x    7.7 x    7.1 x   1.33 x   1.13 x
Mean                                  15.3 x    9.7 x    8.1 x    7.5 x   1.42 x   1.26 x

COMBINED

Low                                   12.2 x    6.2 x    4.9 x    4.5 x   0.30 x   0.57 x
High                                  19.1 x   15.6 x   13.3 x    9.6 x   2.50 x   2.43 x

Median                                14.8 x    9.2 x    7.5 x    6.9 x   1.18 x   1.13 x
Mean                                  15.3 x   10.4 x    8.0 x    7.1 x   1.22 x   1.26 x

Quality Dining Inc. (1) (2) (3)        6.9 x    9.7 x    4.6 x    4.7 x   0.48 x   0.47 x

Footnotes:
* Excluded from the Range.

Source: Compustat.

NA - Not Available.

NMF - Not Meaningful Figure.

LTM - Latest Twelve Months.

EV - Enterprise Value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

(1)   Based on the publicly traded price.

(2)   The LTM numbers for Quality Dining are based on public filings.

(3) The NFY projections for Quality Dining are based on forecasts provided by the Company.

Confidential                                                                  50

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

TIER I RISK RANKINGS

                                      SIZE
                               (Revenue, millions)

Worldwide Restaurant Concepts, Inc.      $351.3
QUALITY DINING INC.                      $233.4
Main Street Restaurant Group Inc.        $222.5
Meritage Hospitality Group Inc.          $ 52.5

                               HISTORICAL GROWTH
                                (2-Year EBITDA)

Meritage Hospitality Group Inc.          23.8%
Worldwide Restaurant Concepts, Inc.      18.4%
QUALITY DINING INC.                       0.6%
Main Street Restaurant Group Inc.        -7.0%

                                 PROFITABILITY
                              (EBITDA to Revenue)

QUALITY DINING INC.                      10.6%
Meritage Hospitality Group Inc.           9.4%
Worldwide Restaurant Concepts, Inc.       6.4%
Main Street Restaurant Group Inc.         5.7%

                                      SIZE
                          (Enterprise Value, millions)

QUALITY DINING INC. (1)                  $112.6
Worldwide Restaurant Concepts, Inc.      $109.8
Main Street Restaurant Group Inc.        $ 65.8
Meritage Hospitality Group Inc.          $ 65.3

                                HISTORICAL GROWTH
                                 (1-Year EBITDA)

Worldwide Restaurant Concepts, Inc.      8.5%
Main Street Restaurant Group Inc.        4.9%
QUALITY DINING INC.                      0.6%
Meritage Hospitality Group Inc.         -6.4%

                              RELATIVE DEPRECIATION
                            (Depreciation to EBITDA)

QUALITY DINING INC.                      37.6%
Worldwide Restaurant Concepts, Inc.      51.8%
Meritage Hospitality Group Inc.          60.7%
Main Street Restaurant Group Inc.        70.8%

                                HISTORICAL GROWTH
                                (2-Year Revenue)

Worldwide Restaurant Concepts, Inc.      14.0%
Meritage Hospitality Group Inc.          12.5%
Main Street Restaurant Group Inc.         2.9%
QUALITY DINING INC.                       1.4%

                                PROJECTED GROWTH
                                (1-Year EBITDA)

Worldwide Restaurant Concepts, Inc.      -2.2%
QUALITY DINING INC.                      -9.9%
Main Street Restaurant Group Inc.          NA
Meritage Hospitality Group Inc.            NA

                               INTERNAL INVESTMENT
                        (Capital Expenditures to Revenue)

Main Street Restaurant Group Inc.         4.4%
QUALITY DINING INC.                       4.6%
Worldwide Restaurant Concepts, Inc.       5.3%
Meritage Hospitality Group Inc.          11.0%

                                HISTORICAL GROWTH
                                (1-Year Revenue)

Worldwide Restaurant Concepts, Inc.     18.3%
Meritage Hospitality Group Inc.          5.6%
Main Street Restaurant Group Inc.        2.0%
QUALITY DINING INC.                    -10.0%

                                PROJECTED GROWTH
                                  (5-Year EPS)

Worldwide Restaurant Concepts, Inc.     10.0%
Main Street Restaurant Group Inc.         NA
Meritage Hospitality Group Inc.           NA
QUALITY DINING INC.                       NA

                                    LIQUIDITY
                                 (Current Ratio)

Worldwide Restaurant Concepts, Inc.     1.1
Meritage Hospitality Group Inc.         0.7
Main Street Restaurant Group Inc.       0.4
QUALITY DINING INC.                     0.3

                                PROJECTED GROWTH
                                (1-Year Revenue)

Worldwide Restaurant Concepts, Inc.      4.3%
QUALITY DINING INC.                      3.2%
Main Street Restaurant Group Inc.         NA
Meritage Hospitality Group Inc.           NA

                                  PROFITABILITY
                                (EBIT to Revenue)

QUALITY DINING INC.                      6.6%
Meritage Hospitality Group Inc.          3.7%
Worldwide Restaurant Concepts, Inc.      3.1%
Main Street Restaurant Group Inc.        1.7%

                                    LEVERAGE
                                  (Debt to EV)

Worldwide Restaurant Concepts, Inc.      28.8%
Meritage Hospitality Group Inc.          54.1%
QUALITY DINING INC. (1)                  69.9%
Main Street Restaurant Group Inc.        75.0%

(1) Based upon Quality Dining's publicly traded stock price of $3.07 as of November 3, 2004.

NA - Not Available.

Confidential                                                                  51

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

TIER II RISK RANKINGS

                                      SIZE
                               (Revenue, millions)

McDonald's Corporation                 $18,188.7
YUM! Brands, Inc.                      $ 8,879.0
Brinker International, Inc.            $ 3,707.5
Wendy's International, Inc.            $ 3,412.6
Jack In The Box, Inc.                  $ 2,221.4
Applebee's International, Inc.         $ 1,088.8
O' Charleys, Inc.                      $   833.8
The Steak n Shake Company              $   535.0
Triarc Companies, Inc.                 $   295.7
QUALITY DINING INC.                    $   233.4

                                HISTORICAL GROWTH
                                 (2-Year EBITDA)

Triarc Companies, Inc.                 51.0%
Applebee's International, Inc.         15.7%
Wendy's International, Inc.            14.0%
Brinker International, Inc.            13.9%
YUM! Brands, Inc.                      10.1%
The Steak n Shake Company               7.0%
O' Charleys, Inc.                       5.1%
McDonald's Corporation                  2.4%
QUALITY DINING INC.                     0.6%
Jack In The Box, Inc.                  -2.0%

                                  PROFITABILITY
                               (EBITDA to Revenue)

McDonald's Corporation                 26.3%
Applebee's International, Inc.         19.5%
Wendy's International, Inc.            18.3%
YUM! Brands, Inc.                      17.9%
The Steak n Shake Company              14.3%
Brinker International, Inc.            13.5%
QUALITY DINING INC.                    10.6%
Jack In The Box, Inc.                  10.0%
Triarc Companies, Inc.                  9.8%
O' Charleys, Inc.                       8.8%

                                      SIZE
                          (Enterprise Value, millions)

McDonald's Corporation                 $45,385.6
YUM! Brands, Inc.                      $15,204.6
Wendy's International, Inc.            $ 4,545.4
Brinker International, Inc.            $ 3,441.2
Applebee's International, Inc.         $ 2,054.6
Jack In The Box, Inc.                  $ 1,474.5
The Steak n Shake Company              $   597.1
Triarc Companies, Inc.                 $   576.8
O' Charleys, Inc.                      $   552.3
QUALITY DINING INC. (1)                $   112.6

                                HISTORICAL GROWTH
                                 (1-Year EBITDA)

Triarc Companies, Inc.                 61.0%
Applebee's International, Inc.         17.5%
Wendy's International, Inc.            11.9%
Brinker International, Inc.            10.2%
McDonald's Corporation                  9.5%
YUM! Brands, Inc.                       7.5%
The Steak n Shake Company               2.5%
QUALITY DINING INC.                     0.6%
Jack In The Box, Inc.                  -3.8%
O' Charleys, Inc.                     -12.9%

                              RELATIVE DEPRECIATION
                            (Depreciation to EBITDA)

Applebee's International, Inc.         21.0%
McDonald's Corporation                 24.6%
YUM! Brands, Inc.                      27.1%
Wendy's International, Inc.            28.6%
The Steak n Shake Company              32.0%
Jack In The Box, Inc.                  34.6%
Brinker International, Inc.            35.0%
QUALITY DINING INC.                    37.6%
Triarc Companies, Inc.                 48.4%
O' Charleys, Inc.                      52.5%

                                HISTORICAL GROWTH
                                (2-Year Revenue)

Triarc Companies, Inc.                  77.9%
O' Charleys, Inc.                       32.0%
Applebee's International, Inc.          15.3%
Wendy's International, Inc.             14.8%
Brinker International, Inc.             13.3%
YUM! Brands, Inc.                        9.8%
McDonald's Corporation                   7.4%
Jack In The Box, Inc.                    6.0%
The Steak n Shake Company                5.9%
QUALITY DINING INC.                      1.4%

                                PROJECTED GROWTH
                                 (1-Year EBITDA)

O' Charleys, Inc.                       46.1%
Jack In The Box, Inc.                   13.0%
The Steak n Shake Company               12.7%
Applebee's International, Inc.          31.0%
Wendy's International, Inc.             11.7%
McDonald's Corporation                   8.6%
YUM! Brands, Inc.                        4.8%
Brinker International, Inc.              2.0%
QUALITY DINING INC.                     -9.9%
Triarc Companies, Inc.                 -24.6%

                               INTERNAL INVESTMENT
                        (Capital Expenditures to Revenue)

Triarc Companies, Inc.                   2.1%
QUALITY DINING INC.                      4.6%
Jack In The Box, Inc.                    5.4%
McDonald's Corporation                   6.4%
The Steak n Shake Company                6.7%
O' Charleys, Inc.                        7.4%
Brinker International, Inc.              8.2%
Applebee's International, Inc.           8.8%
YUM! Brands, Inc.                        8.7%
Wendy's International, Inc.             10.2%

                               HISTORICAL GROWTH
                                (1-Year Revenue)

Triarc Companies, Inc.                  200.3%
Applebee's International, Inc.           19.4%
Wendy's International, Inc.              15.3%
Brinker International, Inc.              12.8%
McDonald's Corporation                   11.3%
O' Charleys, Inc.                        11.3%
The Steak n Shake Company                 8.7%
YUM! Brands, Inc.                         8.0%
Jack In The Box, Inc.                     4.7%
QUALITY DINING INC.                     -10.0%

                                PROJECTED GROWTH
                                  (5-Year EPS)

O' Charleys, Inc.                       16.3%
The Steak n Shake Company               16.0%
Applebee's International, Inc.          14.8%
Brinker International, Inc.             14.2%
Wendy's International, Inc.             12.5%
YUM! Brands, Inc.                       11.3%
Jack In The Box, Inc.                   10.6%
McDonald's Corporation                   8.3%
QUALITY DINING INC.                      NA
Triarc Companies, Inc.                   NA

                                    LIQUIDITY
                                 (Current Ratio)

Triarc Companies, Inc.                  4.9
Brinker International, Inc.             1.1
McDonald's Corporation                  1.1
Jack In The Box, Inc.                   0.9
The Steak n Shake Company               0.9
Wendy's International, Inc.             0.9
Applebee's International, Inc.          0.7
O' Charleys, Inc.                       0.7
YUM! Brands, Inc.                       0.6
QUALITY DINING INC.                     0.3

                                PROJECTED GROWTH
                                (1-Year Revenue)

O' Charleys, Inc.                       25.7%
The Steak n Shake Company               18.8%
Wendy's International, Inc.             15.2%
Applebee's International, Inc.          26.6%
Jack In The Box, Inc.                   10.6%
McDonald's Corporation                   8.8%
YUM! Brands, Inc.                        7.2%
Brinker International, Inc.              6.3%
QUALITY DINING INC.                      3.2%
Triarc Companies, Inc.                    NA

                                  PROFITABILITY
                                (EBIT to Revenue)

McDonald's Corporation                  19.8%
Applebee's International, Inc.          15.4%
Wendy's International, Inc.             13.1%
YUM! Brands, Inc.                       13.0%
The Steak n Shake Company                9.7%
Brinker International, Inc.              8.8%
Jack In The Box, Inc.                    6.5%
QUALITY DINING INC.                      6.6%
Triarc Companies, Inc.                   5.1%
O' Charleys, Inc.                        4.2%

                                    LEVERAGE
                                  (Debt to EV)

Applebee's International, Inc.           2.3%
YUM! Brands, Inc.                       13.6%
Wendy's International, Inc.             15.4%
Brinker International, Inc.             19.1%
McDonald's Corporation                  20.1%
Jack In The Box, Inc.                   20.8%
The Steak n Shake Company               28.1%
O' Charleys, Inc.                       34.7%
QUALITY DINING INC. (1)                 69.9%
Triarc Companies, Inc.                  87.0%

(1) Based upon Quality Dining's publicly traded stock price of $3.07 as of November 3, 2004.

NA - Not Available.

Confidential                                                                  52

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

REPRESENTATIVE LEVELS

      ($Millions)

                                                                         FISCAL YEAR ENDED OCTOBER (1)
                                                                       ---------------------------------  LTM ENDED (2)      NFY
                                                                         2001        2002        2003       9/26/2004    10/31/2005
                                                                       ---------   ---------   ---------  -------------  ----------
Reported Revenue                                                       $226.785    $259.256    $233.379     $235.506      $237.846
  Revenue Adjustment to Normalize New Units (3)                           0.000       0.000       0.000        5.677         0.000
  Revenue Adjustment for Discontinued Operations (4)                      0.000       0.000       0.000       (7.812)        0.000
                                                                       --------    --------    --------     --------      --------
ADJUSTED REVENUE                                                       $226.785    $259.256    $233.379     $233.371      $237.846
                                                                       --------    --------    --------     --------      --------
  Revenue Growth %                                                                     14.3%      -10.0%
  Less: Cost of Goods Sold                                              165.792     186.087     167.460      167.131       164.115
                                                                       --------    --------    --------     --------      --------
Gross Profit                                                           $ 60.993    $ 73.169    $ 65.920     $ 66.240      $ 73.731
  Less: Selling, General & Administrative                                17.464      21.128      18.234       17.295        17.626
  Less: Other Operating Expenses                                         30.289      37.292      32.329       37.221        42.206
  Add: Operating Expenses Adjustment to Normalize New Units (3)           0.000       0.000       0.000        4.218         0.000
  Less: Operating Expenses Adjustment for Discontinued
    Operations (4)                                                        0.000       0.000       0.000       (7.519)        0.000
  Add: Depreciation and Amortization                                     12.200      10.862      10.405        9.289         9.907
  Add: Depreciation and Amortization Adjustment to Normalize New
    Units (3)                                                             0.000       0.000       0.000        0.315         0.000
  Add: Depreciation and Amortization Adjustment for Discontinued
    Operations (4)                                                        0.000       0.000       0.000        0.099         0.000
                                                                       --------    --------    --------     --------      --------
ADJUSTED EBITDA                                                        $ 25.441    $ 25.611    $ 25.762     $ 24.727      $ 23.806
                                                                       --------    --------    --------     --------      --------
  EBITDA Margin %                                                          11.2%        9.9%       11.0%        10.6%         10.0%
  Less: Depreciation and Amortization                                    12.200      10.862      10.405        9.388         9.907
                                                                       --------    --------    --------     --------      --------
ADJUSTED EBIT                                                          $ 13.240    $ 14.748    $ 15.357     $ 15.339      $ 13.899
                                                                       --------    --------    --------     --------      --------
  EBIT Margin %                                                             5.8%        5.7%        6.6%         6.6%          5.8%
  Less: Interest Expense, net                                            10.419       8.429       7.479        6.698         7.774
                                                                       --------    --------    --------     --------      --------
Adjusted Pre-tax Income                                                $  2.821    $  6.320    $  7.878     $  8.641      $  6.125
  Less: Taxes @ 40.0%                                                     1.129       2.528       3.151        3.456         2.450
                                                                       --------    --------    --------     --------      --------
ADJUSTED NET INCOME                                                    $  1.693    $  3.792    $  4.727     $  5.185      $  3.675
                                                                       --------    --------    --------     --------      --------
  Net Income Margin %                                                       0.7%        1.5%        2.0%         2.2%          1.5%

Footnotes:

Note: See the following pages for adjustments to representative levels.

LTM - Latest Twelve Months.

NFY - Next Fiscal Year.

(1) Balance sheets are based on internal unaudited statements before FIN 46 adjustments. Fiscal year ends on the last Sunday in October.

(2) LTM EBITDA includes $500,000 public company expense that is not included in the projections.

Confidential                                                                  53

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

REPRESENTATIVE LEVELS ADJUSTMENTS

- During the LTM period ended September 26, 2004, Quality Dining opened seven new restaurants. We calculated pro-forma adjustments for each restaurant as if the restaurant operated over the entire LTM period and added them to Quality Dining's actual results. The restaurants' LTM operating results have been adjusted in the following manner:

      - We estimated expected annual revenue, EBITDA and EBIT based on market averages.

      - The adjustment to representative levels has been calculated as the difference between the estimated expected annual revenue, EBITDA and EBIT and the actual LTM revenue, EBITDA, and EBIT already incorporated in Quality Dining's results.

      - The additional revenue and expenses represented by the adjustments were added to Quality Dining's actual results as if the Company had operated those restaurants over the entire LTM period.

- During the LTM ended September 26, 2004, Quality Dining closed three restaurants and plans to close an additional five restaurants. Each restaurant's results were incorporated in Quality Dining's results for the period of time in which the restaurants operated. These results have been subtracted from Quality Dining's actual results as if the restaurants had been closed over the entire LTM period.

Confidential                                                                  54

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

REPRESENTATIVE LEVELS ADJUSTMENTS (CONTINUED)

      ($Millions)

      (3)   Adjustments to normalize new units to market averages:

                                                                  ADJUSTED  OPERATING      LTM           ADJUSTED    DEPRECIATION &
                               ADJUSTED    REVENUE  LTM OPERATING OPERATING  EXPENSES  DEPRECIATION & DEPRECIATION &  AMORTIZATION
LOCATION         LTM REVENUE LTM REVENUE ADJUSTMENT    EXPENSES   EXPENSES  ADJUSTMENT AMORTIZATION    AMORTIZATION    ADJUSTMENT
--------         ----------- ----------- ---------- ------------- --------  ---------- ------------   -------------- --------------
Westland, MI        0.488       0.957       0.469       0.391       0.807      0.416       0.010          0.034          0.023
Westland, MI        0.349       0.957       0.609       0.312       0.807      0.495       0.010          0.034          0.023
Canton, MI          0.356       0.957       0.601       0.344       0.807      0.462       0.011          0.034          0.024
Dundee, MI          0.305       0.957       0.652       0.292       0.807      0.515       0.010          0.034          0.023
Canton, MI          0.222       0.957       0.736       0.226       0.807      0.581       0.010          0.034          0.023
Hamilton, NJ        1.528       2.536       1.008       1.449       2.078      0.630       0.077          0.168          0.090
North Wales, PA     0.933       2.536       1.603       0.959       2.078      1.120       0.032          0.140          0.107
                                           ------                             ------                                    ------
TOTAL ADJUSTMENTS FOR NEW UNITS            $5.677                             $4.218                                    $0.315
                                           ------                             ------                                    ------

      (4)   Adjustments for discontinued operations:

                                                                      OPERATING    DEPRECIATION &
                                                          REVENUE      EXPENSES     AMORTIZATION
                                                         ADJUSTMENT   ADJUSTMENT     ADJUSTMENT
                                                         ----------   ----------   --------------
CLOSED GRADY LOCATIONS
Durham, NC                                                 (0.421)      (0.403)        0.010
Birmingham, AL                                             (0.430)      (0.530)        0.000
Chattanooga, TN                                            (0.595)      (0.675)        0.000

PLANNED GRADY CLOSINGS
Little Rock, AR                                            (1.874)      (1.613)        0.034
Knoxville, TN                                              (1.355)      (1.272)        0.010
Tulsa, OK                                                  (1.260)      (1.165)        0.015
Jackson, MS                                                (0.859)      (0.824)        0.015
Johnson City, TN                                           (1.018)      (1.038)        0.015
                                                          -------      -------      --------
TOTAL ADJUSTMENTS FOR DISCONTINUED OPERATIONS             $(7.812)     $(7.519)     $  0.099
                                                          -------      -------      --------

Confidential                                                                  55

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

DISCOUNTED CASH FLOW METHODOLOGY

      ($Millions)

                                                         PROJECTED FISCAL YEAR ENDING OCTOBER
                                             -------------------------------------------------------------
                                              2004(1)        2005         2006         2007         2008
                                             ---------    ---------    ---------    ---------    ---------
EBIT                                         $   1.029    $  13.899    $  14.668    $  15.001    $  15.776
  Less: Taxes                                    0.412        5.560        5.867        6.000        6.310
                                             ---------    ---------    ---------    ---------    ---------
DEBT-FREE EARNINGS                           $   0.617    $   8.340    $   8.801    $   9.000    $   9.465
  Less: Capital Expenditures                    (0.627)      (8.850)      (6.325)      (7.050)      (6.400)
  Less: Working Capital Requirements (2)         2.101        0.605        0.301        0.293        0.307
  Add: Depreciation and Amortization             0.756        9.907        9.761        9.725        9.827
                                             ---------    ---------    ---------    ---------    ---------
    TOTAL NET INVESTMENT                     $   2.230    $   1.662    $   3.736    $   2.968    $   3.735
                                             ---------    ---------    ---------    ---------    ---------
NET DEBT-FREE CASH FLOWS:                    $   2.847    $  10.002    $  12.537    $  11.968    $  13.200
  Discount Period                                 0.04         0.58         1.58         2.58         3.58
  Discount Factor @ 12.0%                         1.00         0.94         0.84         0.75         0.67
                                             ---------    ---------    ---------    ---------    ---------
PRESENT VALUE OF NET DEBT-FREE CASH FLOWS:   $   2.835    $   9.369    $  10.485    $   8.937    $   8.801

                     SENSITIVITY ANALYSIS: ENTERPRISE VALUE

                                                                 TERMINAL MULTIPLE
                                                ----------------------------------------------------
                                DISCOUNT RATE    3.75 x     4.25 x     4.75 x     5.25 x     5.75 x
                                -------------   --------   --------   --------   --------   --------
                                    10.0%       $106.938   $115.618   $124.297   $132.977   $141.657
                                    11.0%       $103.862   $112.227   $120.593   $128.958   $137.323
                                    12.0%       $100.914   $108.979   $117.045   $125.110   $133.175
                                    13.0%       $ 98.089   $105.867   $113.645   $121.423   $129.201
                                    14.0%       $ 95.379   $102.883   $110.386   $117.890   $125.394
RANGE OF SELECTED
  ENTERPRISE VALUES (ROUNDED)                              $109.000         --   $125.100

                                 DCF ASSUMPTIONS

Discount Rate                      12.0%
Tax Rate                           40.0%

                           TERMINAL VALUE ASSUMPTIONS

Terminal EBITDA (2008)             $ 25.603
Terminal Multiple                      4.75 x
                                   --------
  TERMINAL VALUE                   $121.615

    Discount Period                    4.08
    Discount Factor @ 12.0%            0.63
                                   --------
  PV OF TERMINAL VALUE             $ 76.618
                                   --------

                              DISTRIBUTION OF VALUE

Period Cash Flow                   34.5%
Terminal Cash Flow                 65.5%
                               --------
Total                             100.0%
                               --------

                                IMPLIED ANALYSES

LTM EBITDA Multiple                4.85x
NFY EBITDA Multiple                5.04x
Implied Gordon Growth Rate          1.0%

(1) Reflects a 1-period stub period utilizing Fiscal 2004 EBIT multiplied by 1/13.

(2) Assumes that the change in working capital between September 26, 2004 and the projected fiscal year ending October 31, 2004 is representative of the change in working capital for the stub period.

Confidential                                                                  56

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

PROJECTION SUMMARY

- Quality Dining forecasts modest growth over the projection period from 2004 through 2008.

-     The following factors are incorporated in Quality Dining's projections:

      - Quality Dining continues to close Grady's restaurants in response to their underperformance;

      - Quality Dining continues to open additional Burger King and Chili's restaurants as a result of their relatively successful performance as outlined below;

                          PROJECTED UNITS OF OPERATION

                             FY2004E     FY2005E     FY2006E    FY2007E     FY2008E
                             -------     -------     -------    -------     -------
Burger King                    124         124         124        124         124
Chili's                         39          41          41         43          45
Italian Dining                   9           9           9          9           9
Grady's                         10           2           2          2           2
                               ---         ---         ---        ---         ---
Total                          182         176         176        178         180
                               ---         ---         ---        ---         ---

      - The Grady's and the Italian Dining concepts decrease as a proportion of revenue, while Burger King and Chili's increase in revenue share; and

      - Operating margins improve because Quality Dining has closed underperforming restaurants.

Confidential                                                                  57

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

COMPARABLE TRANSACTION METHODOLOGY

      ($Millions)

                                REPRESENTATIVE      SELECTED             INDICATED
       LTM-9/26/2004                LEVEL         MULTIPLE RANGE   ENTERPRISE VALUE RANGE
----------------------------    --------------   ----------------  ----------------------
LTM - 9/26/2004
Revenues                           $233.371      0.45 x -- 0.50 x   $105.020 -- $116.690
EBITDA                             $ 24.727      4.75 x -- 5.25 x   $117.450 -- $129.820

Median                                                              $111.235 -- $123.255
Mean                                                                $111.235 -- $123.255

SELECTED ENTERPRISE VALUE
  RANGE, ON A CONTROLLING
  INTEREST BASIS (ROUNDED)                                          $111.200 -- $123.300

LTM - Latest Twelve Months.

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      VALUATION ANALYSIS

SELECTED COMPARABLE RESTAURANT TRANSACTIONS(2)

      ($Millions)

                                                                                           LTM ENTERPRISE VALUE MULTIPLES
                                                                                           ------------------------------
                                                                             ENTERPRISE
SELECTED TRANSACTION DETAIL:                                                    VALUE       REVENUE     EBITDA     EBIT
---------------------------                                                  ----------    ---------   --------   ------

   (Annc. Date) Target/Acquiror

   (Pending)  Project C/ Not disclosed                                        $   20.0        0.55x      4.5x         NA

   (Pending)  Project O/ Not disclosed                                        $   40.5        0.51x      4.5x         NA

   (11/10/04) AFC Enterprises, Inc.(Church's Chicken)/
    Crescent Capital Investment Inc.                                          $  390.0        1.56x      7.5x         NA

   (6/14/04)  Mimi's Cafe/ Bob Evans Farms, Inc.                              $  182.0        0.72x      9.6x      17.0x

   (9/30/03)  Garden Fresh Resturant/Fairmont Capital, Inc                    $  145.9        0.66x      5.3x      11.2x

   (6/13/03)  Vicorp Restaurants/ Wind Point Partners                         $  225.0        0.60x      5.3x       9.3x

   (2/17/03)  Project S/ NotDisclosed                                         $   22.0        0.47x      3.1x      10.5x

   (10/28/02) Ninety-Nine Rest. & Pub / O'Charley's, Inc.                     $  164.0        0.81x      6.0x       7.6x

   (5/20/02)  Angelo & Maxie's (Chart House Inc.)/
    Landry's Resturants, Inc.                                                 $   46.4        0.39x     11.8x       6.5x

   (1/24/02)  Shoney's/ Lone Star Funds                                       $  257.1        0.40x      4.2x       7.0x

   (7/25/02)  Diageo PLC (Burger King)/ Burger King Acq. Corp                 $1,498.5        0.13x        NA       6.5x

SELECTED TRANSACTIONS TOTALS:
                                                                MEDIAN          $164.0        0.55x      5.3x       9.3x
                                                                  MEAN          $271.9        0.62x      6.2x       9.9x

----------

(2) Transaction study based on announced and completed, controlling interest acquisitions. Transactions with announcement dates between 01/01/02 and 11/03/04 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 5812 or the business description must have included restaurant and franchise, franchisor, or franchisee. Sourced included Securities Data Company, Mergerstat, and public filings.

[BACKGROUND PICTURE]

APPENDICES

Confidential

[BACKGROUND PICTURE]

APPENDICES

Comparable Public Company Information: Tier I
Comparable Public Company Information: Tier II
Comparable Transactions

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      COMPARABLE PUBLIC COMPANY INFORMATION: TIER I

TIER I PUBLIC COMPANY MARKET INFORMATION

      ($Millions, except per share values)

                                                                      TIER 1
                                                     ------------------------------------------
                                                     MAIN STREET    MERITAGE       WORLDWIDE
                                                      RESTAURANT   HOSPITALITY     RESTAURANT
                                                      GROUP INC.    GROUP INC.   CONCEPTS, INC.
                                                     -----------   -----------   --------------
GENERAL MARKET INFORMATION
Ticker Symbol                                              MAIN           MHG             SZ
Exchange                                                 NASDAQ          AMEX           NYSE
Fiscal Year End                                         12/2003       11/2003        04/2004
Latest Financial Information                            06/2004       08/2004        07/2004

Closing Price as of Valuation Date - 11/3/2004         $   1.47      $   5.00       $   3.12
20-Day Average Stock Price                             $   1.44      $   4.97       $   3.25
52 Week Price Range
  High                                                 $   4.45      $   5.29       $   3.60
  Low                                                  $   1.26      $   4.32       $   2.58
52 Week Return                                            -39.8%          3.8%           5.1%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                     14.767         5.621         28.565
Closing Price as of Valuation Date - 11/3/2004         $   1.47      $   5.00       $   3.12

Market Value of Equity (MVE)                           $ 21.707      $ 28.075       $ 89.122
  plus: Total Debt (book)                                49.353        35.287         31.596
  less: Converted Debt                                    0.000         0.000          0.000
  plus: Preferred Stock Redemption/Market/Liq. Value      0.000         5.295          0.000
  less: Converted Preferred                               0.000         0.000          0.000
  less: Cash & Cash Equivalents (book)                    5.251         3.391         29.303
  plus: Minority Interest in Subsidiaries                 0.000         0.000         18.347
                                                       --------      --------       --------
Enterprise Value                                       $ 65.809      $ 65.266       $109.762
                                                       ========      ========       ========

Confidential                                                                  62

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      COMPARABLE PUBLIC COMPANY INFORMATION: TIER I

                        MAIN STREET RESTAURANT GROUP INC.

Main Street Restaurant Group, Inc. ("Main Street") franchises TGI Friday's restaurants in the United States. As of July 15, 2004, it operated 53 TGI Friday's, 12 Bamboo Club - Asian Bistros, 4 Redfish Seafood Grill and Bars, and one Alice Cooper'stown restaurants. TGI Friday's restaurants are full-service, casual dining establishments featuring a selection of foods and beverages, including various menu items, such as menu items featuring 'Jack Daniel's' sauces. Bamboo Club - Asian Bistro restaurants are full-service, casual plus restaurants that feature a diverse menu of Pacific Rim cuisine. Redfish Seafood Grill and Bar restaurants are full-service, casual dining restaurants that feature a selection of New Orleans-style fresh seafood, Creole and seafood cuisine, and traditional southern dishes, as well as a 'Voodoo' style lounge. Alice Cooper'stown restaurants are rock and roll and sports themed, and feature a connection to the music celebrity Alice Cooper

MAIN STREET RESTAURANT GROUP INC. (MAIN)
November 3, 2003 - November 3, 2004                              High: 4.450
U.S. Dollar                                                       Low: 1.260
                                                                 Last: 1.470

                                  [LINE GRAPH]

                         MERITAGE HOSPITALITY GROUP INC.

Meritage Hospitality Group, Inc. ("Meritage"), through its subsidiaries, engages in the franchised retail food service business. It operates 47 'Wendy's Old Fashioned Hamburgers' restaurants under franchise agreements with Wendy's International, Inc. These restaurants are located in the Michigan counties of Allegan, Calhoun, Ionia, Kalamazoo, Kent, Muskegon, Newaygo, Ottawa, and Van Buren. The Wendy's restaurants offer hamburgers and chicken breast sandwiches; chili, baked, and French fried potatoes; chicken nuggets; chicken strips; salads; soft drinks; 'Frosty' desserts; and children's meals. Meritage has a multiunit development agreement with the restaurant franchisor, O'Charley's, Inc., to develop O'Charley's restaurants throughout the State of Michigan.

MERITAGE HOSPITALITY GROUP INC. (MHG)
November 3, 2003 - November 3, 2004                            High: 5.290
U.S. Dollar                                                     Low: 4.320
                                                               Last: 4.995

                                  [LINE GRAPH]

Confidential                                                                  63

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

      COMPARABLE PUBLIC COMPANY INFORMATION: TIER I

           WORLDWIDE RESTAURANT CONCEPTS, INC.

Worldwide Restaurant Concepts, Inc. ("WRCI") and its subsidiaries engage in the operation, development, and franchising of the Sizzler(R) concept; the operation and development of the Pat & Oscar's(R) concept; and the operation of KFC(R) franchises. The company operates and franchises 317 Sizzler(R) restaurants in the United States, Australia, Latin America, Asia, and New Zealand. Sizzler(R) restaurants feature grilled steak, chicken and seafood entrees, sandwiches, and specialty platters, as well as a fresh fruit and salad bar. Under the Pat & Oscar's(R) concept, the company operates 21 restaurants in southern California and Arizona, and features a selection of pizza, pasta, chicken, ribs, and salad entrees, as well as breadsticks. WRCI operates 109 KFC(R) restaurants in Queensland, and one KFC restaurant in New South Wales, Australia, under franchise agreements with Yum! Brands, Inc. KFC(R) restaurants feature fried chicken; sandwiches; and various side orders, such as biscuits, fries, sodas, and mashed potatoes.

WORLDWIDE RESTAURANT CONCEPTS, INC. (SZ)
November 3, 2003 - November 3, 2004                            High: 3.600
U.S. Dollar                                                     Low: 2.580
                                                               Last: 3.120

                                  [LINE GRAPH]

Confidential                                                                  64

[BACKGROUND PICTURE]

APPENDICES

     Comparable Public Company Information: Tier I
     Comparable Public Company Information: Tier II
     Comparable Transactions

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

TIER II PUBLIC COMPANY MARKET INFORMATION

($Millions, except per share values)

                                                                                            TIER 2
                                                           -----------------------------------------------------------------------
                                                             APPLEBEE'S        BRINKER
                                                           INTERNATIONAL,  INTERNATIONAL,  JACK IN THE   MCDONALD'S   O' CHARLEYS,
                                                                INC.            INC.        BOX, INC.   CORPORATION       INC.
                                                           --------------  --------------  -----------  ------------  -------------
GENERAL MARKET INFORMATION
Ticker Symbol                                                      APPB              EAT          JBX           MCD          CHUX
Exchange                                                         NASDAQ             NYSE         NYSE          NYSE        NASDAQ
Fiscal Year End                                                 12/2003          06/2004      09/2003       12/2003       12/2003
Latest Financial Information                                    09/2004          06/2004      07/2004       06/2004       07/2004

Closing Price as of Valuation Date - 11/3/2004               $    24.18    $       32.83   $    33.22   $     29.31   $     16.85
20-Day Average Stock Price                                   $    24.43    $       31.74   $    32.94   $     28.70   $     15.55
52 Week Price Range
   High                                                      $    28.55    $       39.80   $    34.00   $     29.98   $     20.89
   Low                                                       $    22.26    $       28.92   $    18.40   $     23.01   $     14.29
52 Week Return                                                     -5.8%             3.3%        77.5%         15.4%         -1.1%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                             83.068           91.701       37.775     1,268.244        21.734
Closing Price as of Valuation Date - 11/3/2004               $    24.18    $       32.83   $    33.22   $     29.31   $     16.85

Market Value of Equity (MVE)                                 $2,008.584    $   3,010.560   $1,254.881   $37,172.226   $   366.216
   plus: Total Debt (book)                                       46.742          657.390      307.139     9,144.200       191.747
   less: Converted Debt                                           0.000            0.000        0.000         0.000         0.000
   plus: Preferred Stock Redemption/Market/Liq. Value             0.000            0.000        0.000         0.000         0.000
   less: Converted Preferred                                      0.000            0.000        0.000         0.000         0.000
   less: Cash & Cash Equivalents (book)                           0.722          226.762       87.486       930.800         5.690
   plus: Minority Interest in Subsidiaries                        0.000            0.000        0.000         0.000         0.000
                                                             ----------    ------------- ------------   -----------   -----------
Enterprise Value                                             $2,054.604    $   3,441.188 $  1,474.534   $45,385.626   $   552.273
                                                             ==========    ============= ============   ===========   ===========

                                                                                  TIER 2
                                                             ------------------------------------------------------
                                                             THE STEAK N    TRIARC       WENDY'S
                                                                SHAKE     COMPANIES,  INTERNATIONAL,  YUM! BRANDS,
                                                               COMPANY       INC.          INC.           INC.
                                                             -----------  ----------  --------------  -------------
GENERAL MARKET INFORMATION
Ticker Symbol                                                       SNS         TRY           WEN               YUM
Exchange                                                           NYSE        NYSE          NYSE              NYSE
Fiscal Year End                                                 09/2003     12/2003       12/2003           12/2003
Latest Financial Information                                    06/2004     07/2004       06/2004           09/2004

Closing Price as of Valuation Date - 11/3/2004               $    16.92   $   11.44   $     34.51     $       44.24
20-Day Average Stock Price                                   $    16.91   $   11.19   $     33.46     $       42.83
52 Week Price Range
   High                                                      $    21.90   $   12.29   $     42.75     $       44.24
   Low                                                       $    16.22   $    9.51   $     31.74     $       32.00
52 Week Return                                                     -6.7%        8.4%         -6.7%             29.9%

MARKET VALUATION INFORMATION
Fully Diluted Shares                                             27.798      67.687       115.529           306.931
Closing Price as of Valuation Date - 11/3/2004               $    16.92   $   11.44   $     34.51     $       44.24

Market Value of Equity (MVE)                                 $  470.349   $ 774.340   $ 3,986.906     $  13,578.628
   plus: Total Debt (book)                                      167.819     501.574       699.286         2,074.000
   less: Converted Debt                                           0.000       0.000         0.000             0.000
   plus: Preferred Stock Redemption/Market/Liq. Value             0.000       0.000         0.000             0.000
   less: Converted Preferred                                      0.000       0.000         0.000             0.000
   less: Cash & Cash Equivalents (book)                          41.112     699.141       140.764           448.000
   plus: Minority Interest in Subsidiaries                        0.000       0.000         0.000             0.000
                                                             ----------   ---------   -----------     -------------
Enterprise Value                                             $  597.056   $ 576.773   $ 4,545.428     $  15,204.628
                                                             ==========   =========   ===========     =============

Confidential                                                                  66

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

                         APPLEBEE'S INTERNATIONAL, INC.

Applebee's International, Inc. ("Applebee's") engages in the development, franchising, and operation of casual dining restaurants under the Applebee's Neighborhood Grill & Bar brand. The Applebee's restaurants feature food, beverage items, and table service. The restaurants offer various entrees, including beef, chicken, pork, seafood, and pasta items prepared in various cuisines, as well as appetizers, salads, sandwiches, specialty drinks, and desserts. Its restaurants offer beer, wine, liquor, and specialty drinks. The company also offers carry-out service to its customers. At some of the restaurants customers can also place their orders by telephone, park in designated spots, and servers deliver their orders to their vehicles. The Applebee's restaurants appeal to various customers, including young adults, senior citizens, and families with young children. As of December 28, 2003, the company operated 1,585 Applebee's restaurants in 49 states and nine international countries. Franchisees operated 1,202 of these restaurants and 383 restaurants were operated by the company.

APPLEBEE'S INTERNATIONAL, INC. (APPB)

November 3, 2003 - November 3, 2004                High: 28.553
U.S. Dollar                                         Low: 22.260
                                                   Last: 24.180

                                  [LINE GRAPH]

                           BRINKER INTERNATIONAL, INC.

Brinker International, Inc. engages in the ownership, operation, development, and franchising of various restaurant concepts located in the United States and various other countries. Its restaurant concepts include the Chili's Grill & Bar, Romano's Macaroni Grill, Maggiano's Little Italy, On The Border Mexican Grill & Cantina, Cozymel's Coastal Grill, Corner Bakery Cafe, and Big Bowl Asian Kitchen restaurant concepts. As of June 25, 2003, the company operated 1,402 restaurants in 49 states and the Washington, D.C. and 21 countries. The Chili's concept offers chicken, beef and seafood entrees, steaks, hamburgers, ribs, fajitas, sandwiches, salads, appetizers, and desserts; Macaroni Grill concept offers Italian dishes along with special signature pastas, grilled features, seafood, salads, and pizza; Maggiano's restaurants offer southern Italian appetizers, homemade bread, bountiful portions of pasta, chicken, seafood, veal, and prime steaks, as well as a range of alcoholic beverages; On The Border restaurants feature mesquite-grilled favorites and traditional Tex-Mex appetizers, entrees, and desserts; Cozymel's restaurants offer fish special, grilled chicken and beef entrees, appetizers, desserts, and a full-service bar; Corner Bakery concept features specialty sandwiches, fresh salads, hot soups, panini, and pastas; Big Bowl concept features noodles, chicken pot stickers and dumplings, hand-rolled summer rolls, seasonal stir-fry dishes, wok-seared fish, and signature beverages; and Rockfish concept offers a variety of seafood ranging from salmon and trout to catfish, shrimp, and crab.

BRINKER INTERNATIONAL, INC. (EAT)

November 3, 2003 - November 3, 2004                High: 39.800
U.S. Dollar                                         Low: 28.920
                                                   Last: 32.830

                                  [LINE GRAPH]

Confidential                                                                  67

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

                              JACK IN THE BOX, INC.

Jack in the Box, Inc. ("Jack in the Box") engages in the ownership, operation, and franchising of JACK IN THE BOX(R) quick-service hamburger restaurants and Qdoba Mexican Grill(R) fast-casual restaurants. JACK IN THE BOX restaurants are located primarily in the western and southern United States. Its menu features a variety of hamburgers, including signature Jumbo Jack(R), Sourdough Jack(R), and Ultimate Cheeseburger; salads; specialty sandwiches; tacos; drinks; and side items. These restaurants also offer a line of entree salads and sandwiches. Qdoba restaurants offer a selection of `Nouveau-Mexican' food in 22 states. Its menu features a variety of signature burritos, the `Naked Burrito', non-traditional taco salads, cheese nachos, and signature salsas. As of September 28, 2003, the company operated 1,947 JACK IN THE BOX restaurants, of which 1,553 were company-operated and 394 were franchise-operated; and 111 Qdoba Mexican Grill restaurants, of which 34 were company-operated and 77 were franchise-operated. In addition, Jack in the Box operates proprietary convenience stores, Quick Stuff(R), which include a branded fuel station and are located adjacent to a Jack in the Box restaurant.

JACK IN THE BOX, INC. (JBX)

November 3, 2003 - November 3, 2004                High: 34.000
U.S. Dollar                                         Low: 18.400
                                                   Last: 33.220

                                  [LINE GRAPH]

                             MCDONALD'S CORPORATION

McDonald's Corporation ("McDonald's") engages in the operation and franchising of approximately 30,000 quick-service restaurant businesses under the McDonald's brand. These restaurants serve a varied menu in 119 countries around the world. The company's menu includes hamburgers and cheeseburgers, Big Mac, Quarter Pounder with Cheese, Big N' Tasty, Filet-O-Fish and several chicken sandwiches, Chicken McNuggets, french fries, salads, milk shakes, McFlurry desserts, sundaes and soft serve cones, pies, cookies, and soft drinks and other beverages. In addition, the restaurants sell various other products during limited-time promotions. McDonald's also operates other restaurant concepts under its partner brands that include Boston Market, Chipotle Mexican Grill, and Donatos Pizzeria, which are all located primarily in the United States. In addition, it has a minority ownership interest in U.K.-based Pret A Manger. Boston Market is a home-meal replacement concept serving chicken, meatloaf, and various other main and side dishes. Chipotle serves gourmet burritos and tacos. Donatos sells pizza, submarine sandwiches, and salads. Pret A Manger is a quick-service food concept that serves mainly prepared and packaged cold sandwiches, snacks, and drinks during lunchtime.

MCDONALD'S CORPORATION (MCD)

November 3, 2003 - November 3, 2004                High: 29.980
U.S. Dollar                                         Low: 23.010
                                                   Last: 29.310

                                  [LINE GRAPH]

Confidential                                                                  68

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

                                O'CHARLEY'S INC.

O'Charley's, Inc. ("O'Charley's") operates casual dining restaurants in the United States under the O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks names. As of April 18, 2004, the company owned and operated 212 O'Charley's restaurants in 16 states in the southeast and midwest regions, 89 Ninety Nine restaurants in seven northeastern states, and six Stoney River restaurants in the southeast and midwest. O'Charley's menu includes hand-cut and aged steaks, seafood and chicken, yeast rolls, salads, and caramel pie. Ninety Nine Restaurant and Pub restaurants feature appetizers, salads, sandwiches, burgers, entrees, and desserts. Stoney River restaurants are upscale steakhouses. O'Charley's, Ninety Nine, and Stoney River restaurants serve mainstream and upscale casual dining customers.

O'CHARLEY'S, INC. (CHUX)

November 3, 2003 - November 3, 2004                High: 20.890
U.S. Dollar                                         Low: 14.290
                                                   Last: 16.850

                                  [LINE GRAPH]

                              STEAK N SHAKE COMPANY

The Steak N' Shake Company ("Steak N' Shake") engages primarily in the ownership, operation, and franchising of Steak n Shake restaurants through its wholly owned subsidiary, Steak N' Shake Operations, Inc. As of September 24, 2003, the company had 356 company-operated restaurants and 57 franchised restaurants, located in 19 midwestern and southern states. The restaurant's menu features core items, which include Steakburgers, thin and crispy French fries, and hand-dipped milk shakes. Additions to the core menu items include melt sandwiches, chicken breast sandwiches, beef and chicken taco salads, desserts, and various home style soups and salads.

STEAK N SHAKE COMPANY (SNS)

November 3, 2003 - November 3, 2004                High: 21.900
U.S. Dollar                                         Low: 16.220
                                                   Last: 16.920

                                  [LINE GRAPH]

Confidential                                                                  69

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

                             TRIARC COMPANIES, INC.

Triarc Companies, Inc. ("Triarc"), through its subsidiaries, engages in the operation and franchising of Arby's restaurants located in the United States. Arby's specializes in the roast beef sandwich segment of the quick-service restaurant industry. In addition to various slow-roasted roast beef sandwiches, Arby's offers a menu of chicken, turkey, ham, and submarine sandwiches; side dishes; and salads. Arby also owns the T.J. Cinnamons'r' concept, which consists of gourmet cinnamon rolls, gourmet coffees, and other related products; and the Pasta Connection'r' concept, which includes pasta dishes with a variety of different sauces. The company operated approximately 235 Arby's restaurants as of July 22, 2004.

TRIARC COMPANIES, INC. (TRY)

November 3, 2003 - November 3, 2004                High: 12.290
U.S. Dollar                                         Low:  9.510
                                                   Last: 11.440

                                  [LINE GRAPH]

                           WENDY'S INTERNATIONAL, INC.

Wendy's International, Inc. ("Wendy's") primarily engages in operating, developing, and franchising a system of quick-service and fast-casual restaurants. As of August 25, 2004, the company and its franchise owners operate 6,535 restaurants under the name `Wendy's' in 50 states and in 21 other countries and territories; and 305 restaurants under the name `Baja Fresh' in the United States. Additionally, the company and its franchisees, as of the above date, operate 2,370 restaurants in Canada and 228 units in the United States under the name `Tim Hortons'. Each Wendy's restaurant offers a relatively standard menu with the customer's choice of condiments. In addition, the restaurants sell a variety of promotional products on a limited basis. Baja Fresh offers a range of fast-casual Mexican food. Each Hortons unit offers coffee, cappuccino, and baked goods. Besides, The New Bakery Co. of Ohio, Inc., a wholly owned subsidiary, is a producer of buns for Wendy's restaurants.

WENDY'S INTERNATIONAL, INC. (WEN)

November 3, 2003 - November 3, 2004                High: 42.750
U.S. Dollar                                         Low: 31.740
                                                   Last: 34.510

                                  [LINE GRAPH]

Confidential                                                                  70

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

                 COMPARABLE PUBLIC COMPANY INFORMATION: TIER II

                                YUM! BRANDS, INC.

YUM! Brands, Inc. ("Yum") engages in the development, operation, franchising, and licensing of quick service restaurants. It comprises the operations of KFC, Pizza Hut, Taco Bell, Long John Silver (LJS), and A&W All-American Food Restaurants. The KFC restaurants offer fried chicken-on-the-bone products and other entree items, including chicken sandwiches, Colonel's Crispy Strips, Popcorn Chicken, and Chunky Chicken Pot Pies. They also offer biscuits, mashed potatoes and gravy, coleslaw, corn, potato wedges (in the U.S.), and french fries (outside of the United States), as well as desserts. The Pizza Hut restaurants offer pizzas, breadsticks, pasta, salads, and sandwiches. The Taco Bell restaurants offer Mexican-style food products, including tacos, burritos, gorditas, chalupas, quesadillas, salads, nachos, and other related items. Additionally, their entree items include Grilled Stuft Burritos and Border Bowls. The LJS restaurants offer seafood items, including meals featuring batter-dipped fish, chicken, shrimp, and hushpuppies. The A&W restaurants serve A&W draft Root Beer and A&W Root Beer float, as well as all-American pure-beef hamburgers and hot dogs. As of May 20, 2004, the company operated nearly 33,000 restaurants in approximately 100 countries and territories.

YUM! BRANDS, INC. (YUM)

November 3, 2003 - November 3, 2004                High: 44.240
U.S. Dollar                                         Low: 32.000
                                                   Last: 44.240

                                  [LINE GRAPH]

Confidential                                                                  71

[BACKGROUND PICTURE]

APPENDICES

     Comparable Public Company Information: Tier I
     Comparable Public Company Information: Tier II
     Comparable Transactions

                                            [HOULIHAN LOKEY HOWARD & ZUKIN LOGO]

                                                                  [QUALITY LOGO]

COMPARABLE TRANSACTIONS

COMPARABLE TRANSACTIONS

($Millions)

                                                                                             LTM ENTERPRISE VALUE MULTIPLES
                                                                                           ----------------------------------
ANNOUNCED   TARGET                                     ACQUIROR                               EV     REVENUE  EBITDA   EBIT
---------   ------                                     --------                            --------  -------  ------  -------
Pending     Project C                                  NA                                  $   20.0  0.55 x    4.5 x       NA
Pending     Project O                                  NA                                  $   40.5  0.51 x    4.5 x       NA
11/1/2004   AFC Enterprises, Inc. (Church's Chicken)   Crescent Capital Investments Inc.   $  390.0  1.56 x    7.5 x       NA
6/14/2004   Mimi's Cafe                                Bob Evans Farms, Inc.               $  182.0  0.72 x    9.6 x   17.0 x
5/3/2004    Oak Hill Capital Management, Inc.
            (Caribbean Restaurants LLC)                Castle Harlan, Inc. Et Al           $  340.0      NA       NA       NA
4/27/2004   Brinker International, Inc. (Cozymels
            Coastal Mexican Grill Business)            Food Friends & Co.                  $   22.4      NA       NA       NA
4/20/2004   Players Grille, Inc.                       Premier Development & Investment,
                                                       Inc.                                $    1.1      NA       NA       NA
2/23/2004   Pacific Gold Corpororation (Applebees
            International, Inc.)                       Applebees International, Inc.       $   13.4  0.04 x       NA       NA
11/19/2003  Cheddars, Inc.                             Brazos Private Equity Partners LLC  $   75.0      NA       NA       NA
11/14/2003  Winny Enterprises, Inc.                    American Restaurant Partners LP     $    2.0      NA       NA       NA
11/13/2003  C 1 LLC                                    Hot Brands, Inc.                    $    0.8  0.44 x       NA       NA
10/22/2003  Frullati Cafe & Bakery Buffalo Grove
            Illinois                                   Global Business Markets, Inc.       $    0.1      NA       NA       NA
9/30/2003   Garden Fresh Restaurant Corporation        Fairmont Capital, Inc.              $  145.9  0.66 x    5.3 x   11.2 x
9/26/2003   13 Franchised Mexican Theme Restaurants    Mexican Restaurants, Inc.           $   13.8  0.69 x       NA       NA
7/29/2003   Ragin Ribs International, Inc.             PDC Innovative Industries, Inc.     $    4.4      NA       NA       NA
6/13/2003   Midway Investor Holdings, Inc. (VICORP
            Restaurants Inc)                           Wind Point Partners                 $  225.0  0.60 x    5.3 x    9.3 x
6/6/2003    Buffets, Inc. (13 Original Roadhouse
            Grill Restaurants of Buffets, Inc.)        Cimms, Inc.                         $   29.8      NA       NA       NA
5/16/2003   Prandium, Inc.                             Triyar Companies LLC and Goense
                                                       Bounds & Partners                   $   57.4     NMF      NMF      NMF
4/17/2003   51 Franchised Drive In Restaurants         Sonic Corporation                   $   34.0      NA       NA       NA
4/8/2003    Applebees International, Inc. (Applebees
            International, Inc./8 Applebees
            Restaurants)                               Apple Restaurants, Inc.             $    8.0      NA       NA       NA
3/24/2003   Apple Capitol Group LLC (Apple Capitol
            Group LLC /1 Applebees Restaurants/)       Applebees International, Inc.       $   21.7  0.78 x       NA       NA
2/25/2003   Iceberg Drive Inn, Inc.                    Avalon Gold Corp.                   $    3.0      NA       NA       NA
2/17/2003   Project S                                  Uncle Julio's and Maplewood
                                                       Partners, LP                        $   22.0  0.47 x    3.1 x   10.5 x
1/27/2003   Jerrys Stanford                            Creative Host Services, Inc.        $    1.1      NA       NA       NA
1/21/2003   ACI Capital Co., Inc. (Qdoba Restaurant
            Corporation)                               Jack In The Box, Inc.               $   45.0  0.69 x       NA       NA
1/13/2003   Avado Brands, Inc. (2 Sams Cafes (Avado
            Brands, Inc) / 5 Canyon Cafes)             Canyon Cafes, Inc.                  $    2.4      NA       NA       NA
12/27/2002  Eateries Inc (Eateries, Inc.(9 Garcias
            Mexican Restaurants))                      Fiesta LLC                          $    3.0      NA       NA       NA
11/13/2002  RA Sushi Bar Restaurant                    Benihana, Inc.                      $   12.6  1.40 x       NA       NA
10/28/2002  Ninety Nine Restaurant & Pub               O' Charleys, Inc.                   $  164.0  0.81 x    6.0 x    7.6 x
9/30/2002   Ultimate Franchise Systems, Inc. (Jreck
            Subs Group)                                Jreck Subs Group                    $    2.5      NA       NA       NA
9/11/2002   MetroNational Corporation (Saltgrass
            Steak House & Seafood)                     Landrys Restaurants, Inc.           $   75.0      NA       NA       NA
7/25/2002   Diageo PLC (Burger King Corporation)       Texas Pacific Group / Bain Capital
                                                       / Goldman Sachs Capital             $1,498.5  0.13 x       NA    6.5 x
7/16/2002   Apple Capitol Group LLC (21 Applebees
            Restaurants (Apple Capitol Group))         Applebees International, Inc.       $   32.8      NA       NA       NA
6/5/2002    F&B Gudtfood                               Speedus Corporation                 $    6.9      NA       NA       NA
5/31/2002   Fresh Enterprises, Inc.                    Wendys International, Inc.          $  275.0      NA       NA       NA
5/30/2002   Dave & Busters, Inc.                       Dave & Busters, Inc.                $  265.0  0.74 x    5.5 x   13.5 x
5/20/2002   Angelo & Maxie's, Inc. (Chart House Inc)   Landrys Restaurants, Inc.           $   46.4  0.39 x   11.8 x  -33.5 x
3/19/2002   Yum Brands, Inc. (51 Pizza Hut Ricon
            Global Restaurants (51 Pizza Hut
            Outlets))                                  Restaurant Brands New Zealand       $   14.2      NA       NA       NA
3/12/2002   Yorkshire Global Restaurants, Inc.         Yum Brands, Inc.                    $  319.0  0.29 x       NA       NA
2/28/2002   Dai Bai Dang / 2 Oishii Kitchen
            Restaurants / 17 C                         Cafe de Coral Holdings Ltd.         $   12.7      NA       NA       NA
2/19/2002   Muer Ca Corporation                        Landrys Restaurants, Inc.           $   28.0      NA       NA       NA
1/24/2002   Shoneys, Inc.                              Lone Star Funds                     $  257.1  0.40 x   4. 2 x    7.0 x

Low                                                                                        $    0.1  0.04 x    3.1 x    6.5 x
High                                                                                       $1,498.5  1.56 x   11.8 x   17.0 x
Median                                                                                     $   25.2  0.60 x    5.3 x    9.9 x
Mean                                                                                       $  112.2  0.63 x    6.1 x   10.3 x

(1) Transaction study based on announced and completed, controlling interest acquisitions. Transactions with announcement dates between 01/01/02 and 11/03/04 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 5812 or the business description must have included restaurant and franchise, franchisor, franchised, or franchisee. Sources included Securities Data Company, Mergerstat, and public filings.

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